JUDICIAL AGREEMENT FOR FULL AND DEFINITIVE REPARATION RELATED TO THE FAILURE OF THE FUNDÃO DAM

between

Federal Government, through the Civil House of the Presidency of the Republic, of the General Secretariat of the Presidency of the Republic, the Ministry of Environment and Climate Change (MMA), Ministry of Mines and Energy (MME), Ministry of Health (MS), Ministry of Agrarian Development and Family Agriculture (MDA), Ministry of Development and Social Assistance, Family and Fight against Hunger (MDS), Ministry of Fisheries and Aquaculture (MPA), Ministry of Indigenous Peoples (MPI), Ministry of Racial Equality (MIR), Ministry of Transport (MT), Ministry of Cities (MCID), Brazilian Institute of the Environment and Renewable Natural Resources (IBAMA), Chico Mendes Institute for Biodiversity Conservation (ICMBio), National Water and Basic Sanitation Agency (ANA), National Mining Agency (ANM), National Foundation of Indigenous Peoples (FUNAI), National Institute of Social Security (INSS), all represented herein by the Attorney General’s Office, State of Minas Gerais, State Institute of Forests (IEF), Minas Gerais Institute of Water Management (IGAM), State Foundation for the Environment (FEAM), State of Espírito Santo, State Institute of Environment and Water Resources (IEMA), Institute of Agricultural and Forestry Defense of Espírito Santo (IDAF), State Agency of Water Resources (AGERH), Federal Public Prosecutor’s Office, Public Prosecutor’s Office of Minas Gerais, Public Prosecutor’s Office of Espírito Santo, Federal Public Defender’s Office, Public Defender’s Office of Minas Gerais and Public Defender’s Office of Espírito Santo

(Promisors)

Samarco Mineração S.A. – under judicial reorganization

(Promisee)

1

Vale S.A. and BHP Billiton Brasil Ltda.

(Shareholders)

RENOVA FOUNDATION

(Consenting Intervener)

National Social and Economic Development Bank - BNDES

(Consenting Intervener of Section II, Chapter IV of the General Clauses of this Agreement)

25 October 2024.

2

INDEX

3

LIST OF ANNEXES AND APPENDIXES

ANNEX 1 – MARIANA AND RESETTLEMENTS

Appendix 1.1 – Schedule for completion of resettlements

Appendix 1.2 – Lots available in collective resettlements

Appendix 1.3 – Resettlement Option Term (TOR)

Appendix 1.4 – Architectural Project Approval Term (HST)

Appendix 1.5 – Term of Discharge and Delivery of Keys

Appendix 1.6 – List of construction defects in the resettlement works

Appendix 1.7 – List of conditions for Mariana resettlements

Appendix 1.8 – List of family nucleus of resettlements with deceased family members

Appendix 1.9 – Brazilian Caritas List of 03.06.2022 - (i) new family nuclei, (ii) concrete evidence of construction, (iii) sharecropping and (iv) tenants of Bento Rodrigues and Paracatu de Baixo

Appendix 1.10 – List of (i) temporary housing and (ii) temporary housing improvements

Appendix 1.11 – Map of the area listed in Mariana/MG

Appendix 1.12 – List of animals under the guardianship of the Renova Foundation

Appendix 1.13 – Table of animal values

Appendix 1.14 – List of families of resettled families

Appendix 1.15 – Partial List of MPMG Mariana Collective Enforcement

Appendix 1.16 – Standard Discharge Term

Appendix 1.17 – General List of MPMG Collective Enforcement

4

ANNEX 2 – INDIVIDUAL DAMAGES

Appendix 2.1 - Standard Power of Attorney – Individual Damages

Appendix 2.2 – List of Documents – PIM-AFE

Appendix 2.3 – Workflow – PIM-AFE system

Appendix 2.4 – Standard Settlement Agreement applicable to PIM-AFE system

Appendix 2.5 – Workflow NOVEL

Appendix 2.6 – Standard Settlement Agreement applicable to NOVEL

Appendix 2.7 – Standard Settlement Agreement applicable to Water Damage

Appendix 2.8 – Standard Settlement Agreement applicable to the Family Farmers and Professional Fishermen Agreement

Appendix 2.9 – Workflow – Definitive Indemnification Program – PID

Appendix 2.10 – Standard Settlement Agreement applicable to the Definitive Indemnification Program - PID

ANNEX 3 – INDIGENOUS PEOPLES, QUILOMBOS, TRADITIONAL PEOPLES AND COMMUNITIES

Appendix 3.1 – Financial Division by Indigenous Peoples, Quilombo Communities and/or Traditional Peoples and Communities

Appendix 3.2 – List of Indigenous Peoples, Quilombo Communities and Traditional Peoples Covered

Appendix 3.3 – Mandatory Premises of the Term of Transaction and Settlement of Collective Damages and Financial/Subsistence Aid for Indigenous Peoples, Quilombo Communities and Traditional Peoples and Communities

5

Appendix 3.4 – Settlement Term applicable for receiving retroactive Emergency Financial Aid (AFE) or Emergency Subsistence Aid (ASE)

ANNEX 4 – INCOME TRANSFER PROGRAM (PTR)

Appendix 4.1 – Maps of the delimited areas of the STATE OF MINAS GERAIS

Appendix 4.2 – Maps of the delimited areas of the STATE OF ESPÍRITO SANTO

ANNEX 5 – INCENTIVE FOR EDUCATION, SCIENCE, TECHNOLOGY AND INNOVATION, PRODUCTION AND ECONOMIC RECOVERY (PRE)

ANNEX 6 – SOCIAL PARTICIPATION

Appendix 6.1 – Model Work Plan for Independent Technical Consultants

Appendix 6.2 – Terms of Reference

ANNEX 7 – STRENGTHENING OF THE UNIFIED SOCIAL ASSISTANCE SYSTEM

ANNEX 8 – HEALTH

Appendix 8.1 – Memorandum of Understanding for Special Health Program – Rio Doce

ANNEX 9 – BASIC SANITATION

Appendix 9.1 – Municipalities of the Doce River Basin in the STATE OF MINAS GERAIS and in the STATE OF ESPÍRITO SANTO, northern coast of the STATE OF ESPÍRITO SANTO and Anchieta/ES

ANNEX 10 – FISHERY

ANNEX 11 – REPAIR OF IMPACTED INFRASTRUCTURES BETWEEN FUNDÃO AND CANDONGA

Appendix 11.1 – Completed Public Goods

Appendix 11.2 – Public Goods in Progress

6

Appendix 11.3 – Public Goods Not Started

Appendix 11.4 – Completed Private Goods

Appendix 11.5 – Private Goods in Progress

Appendix 11.6 – Private Goods Not Started

ANNEX 12 – STATE INITIATIVES

Appendix 12.1 – Municipalities of the Doce River Basin in the STATE OF MINAS GERAIS

Appendix 12.2 – Municipalities of the STATE OF ESPÍRITO SANTO

ANNEX 13 – INTERFEDERATIVE COOPERATION ON MOBILITY INFRASTRUCTURE

ANNEX 14 – REINFORCEMENT OF INSPECTION ACTIVITIES OF THE PUBLIC AUTHORITIES IN THE PREVENTION AND MITIGATION OF RISKS IN MINING

ANNEX 15 – MUNICIPAL INITIATIVES

Appendix 15.1 – Model of Term of Adhesion and Commitment

ANNEX 16 – ENVIRONMENTAL RECOVERY PLAN

Appendix 16.1 – Removal of tailings/sediments

Appendix 16.2 – Restoration of aquatic habitats

Appendix 16.3 – Reforestation, margin control and compensatory actions

Appendix 16.4 – Marginal Lagoons

Appendix 16.5 – Essential Assumptions for the Term of Reference for the Management of Contaminated Areas

Appendix 16.6 – Systematic Quali-Quantitative Monitoring of Water and Sediments Program (PMQQS)

7

ANNEX 17 – FEDERAL GOVERNMENT ENVIRONMENTAL ACTIONS

ANNEX 18 – FLOOD RESPONSE AND ENVIRONMENTAL AND PRODUCTIVE RECOVERY OF THE BANKS OF THE DOCE RIVER

Appendix 18.1 – Flood spots in the states of MINAS GERAIS and ESPÍRITO SANTO

ANNEX 19 – TRANSITION AND TERMINATION OF PROGRAMS, MEASURES, RESPONSIBILITIES, AND OBLIGATIONS ARISING FROM DAM FAILURE AND ITS CONSEQUENCES

Appendix 19.1 – Transition Actions details

ANNEX 20 – SOCIAL SECURITY REIMBURSEMENT

ANNEX 21 – COMMUNICATION AND TRANSPARENCY

ANNEX 22 – SCHEDULE FOR FINANCIAL DISBURSEMENT OF THE OBLIGATION TO PAY

ANNEX 23 – LAWSUITS AND ADMINISTRATIVE PROCEEDINGS TO BE EXTINGUISHED BY THIS AGREEMENT

APPENDIX A – MINUTES OF THE EXTRAORDINARY MEETING OF THE BOARD OF TRUSTEES OF THE RENOVA FOUNDATION

8

JUDICIAL AGREEMENT FOR FULL AND DEFINITIVE REPARATION RELATED TO THE DAM FAILURE OF THE FUNDÃO DAM

The Federal Government, a legal entity governed by public law, represented by the Attorney General’s Office; the BRAZILIAN INSTITUTE OF ENVIRONMENT AND RENEWABLE NATURAL RESOURCES - IBAMA, a federal public agency; the CHICO MENDES INSTITUTE FOR BIODIVERSITY CONSERVATION - ICMBio, a federal public agency; the NATIONAL WATER AND BASIC SANITATION AGENCY - ANA; a federal public agency; the NATIONAL MINING AGENCY - ANM, a federal public agency; the NATIONAL FOUNDATION OF INDIGENOUS PEOPLES - FUNAI, federal public agency, National Institute of Social Security (INSS), a federal public agency, all represented by the Federal Attorney General’s Office and signatory Ministers; the STATE OF MINAS GERAIS, a legal entity governed by public law, registered with the CNPJ under No. 05.475.103/0001-21, and all its agencies, foundations and other entities of the direct and indirect public administration, including, but not limited to, the following: STATE FORESTRY INSTITUTE – IEF, an agency linked to the State Secretariat for the Environment and Sustainable Development, created by Law No. 2,606/1962, with regulation approved by Decree No. 45,834, of 22 December 2011, CNPJ 18,746,164/0001-28; STATE INSTITUTE FOR WATER MANAGEMENT – IGAM, an agency linked to the State Secretariat for the Environment and Sustainable Development, created by Law No. 12,584, of 17 July 1997, with regulation approved by Decree No. 46,636, of 28 October 2014, CNPJ 17.387.481/0001-32; STATE FOUNDATION FOR THE ENVIRONMENT – FEAM, established by Decree No. 28,163, of 6 June 1988, pursuant to Law No. 9,525, of 29 December 1987, CNPJ No. 25,455,858/0001-7, all represented by its respective representatives, with office at Rua Espírito Santo, No. 495, 8th floor, Belo Horizonte, CEP 30.160-030; STATE OF ESPÍRITO SANTO, a legal entity governed by public law, represented, in this instrument, by the Governor of the State of Espírito Santo and its State Attorney General, and all its agencies, foundations and other entities of the direct and indirect public administration, including, but not limited to, the following: STATE INSTITUTE OF ENVIRONMENT AND WATER RESOURCES – IEMA, state agency; INSTITUTE OF AGRICULTURAL AND FORESTRY DEFENSE OF ESPÍRITO SANTO – IDAF, state agency; and STATE WATER RESOURCES AGENCY

9

– AGERH, a state agency, all represented by its respective representatives; FEDERAL PUBLIC PROSECUTOR’S OFFICE, represented by the Attorney General of the Republic; PUBLIC PROSECUTOR’S OFFICE OF MINAS GERAIS, represented by its State Attorney General; PUBLIC PROSECUTOR’S OFFICE OF ESPÍRITO SANTO, represented by its State Attorney General and by the Federal Prosecutor; FEDERAL PUBLIC DEFENDER’S OFFICE, represented by the Federal General Public Defender; and all public prosecutors, PUBLIC DEFENDER’S OFFICE OF MINAS GERAIS, represented by its State General Public Defender, the Coordinator of the Center for Vulnerable People in Crisis Situations of the DPMG and the Public Defender; PUBLIC DEFENDER’S OFFICE OF ESPÍRITO SANTO, represented by its State General Public Defender, its General Inspector of the Public Defender’s Office, the Coordinator of the Disaster and Large-Scale Projects Action Unit of the Public Defender’s Office and the Member of the Disaster and Large-Scale Projects Action Unit of the Public Defender’s Office of the State of Espírito Santo, hereinafter jointly referred to as “PROMISORS” or “PUBLIC AUTHORITY”;

SAMARCO MINERAÇÃO S.A. – IN JUDICIAL REORGANIZATION, a private legal entity, a closely-held corporation, registered with CNPJ 16.628.281/0001-61, with headquarters located at Rua Paraíba, nº 1122, 9th, 19th and 23rd floors, Funcionários neighborhood, Belo Horizonte, MG, CEP 30.130-918, hereby represented pursuant to its Bylaws, hereinafter referred to as “SAMARCO” or “PROMISEE”;

VALE S.A., a legal entity governed by private law, a publicly-held corporation, registered with CNPJ 33.592.510/0001-54, with headquarters located at Praia de Botafogo, nº 186, rooms 1101, 1701 and 1901, Torre Oscar Niemeyer, Botafogo, Rio de Janeiro / RJ, CEP 22.250-145, hereby represented pursuant to its Bylaws, hereinafter referred to as “VALE”; and

BHP BILLITON BRASIL LTDA., a private legal entity, limited liability company, registered with CNPJ 42.156.596/0001-63, with headquarters located at Rua Paraíba, nº 1122, conj. 501, Savassi, Belo Horizonte/MG, CEP 30.130-918, hereby represented pursuant to its

10

Articles of Association, hereinafter referred to as “BHP”; and, together with VALE, “SHAREHOLDERS”;

PROMISORS, PROMISEE, and SHAREHOLDERS, together, are hereinafter referred to as the “PARTIES” to this Judicial Agreement for Full and Definitive Reparation Relating to the Dam Failure of the Fundão Dam (“TERM” OR “AGREEMENT”);

RENOVA FOUNDATION, a private non-profit entity, headquartered at Avenida Getúlio Vargas, nº 671, 4th floor, Funcionários, Belo Horizonte, Minas Gerais, registered with CNPJ No. 25.135.507/0001-83, hereby represented pursuant to its Bylaws, hereinafter referred to as “RENOVA FOUNDATION” or “CONSENTING INTERVENER”;

PROMISORS, PROMISEE, SHAREHOLDERS, and RENOVA FOUNDATION, together, are hereinafter referred to as “SIGNATORIES” of this TERM; and

THE FEDERAL REGIONAL COURT OF THE 6TH REGION as responsible for the Coordination of the Renegotiation Table, and the NATIONAL COUNCIL OF JUSTICE as bodies responsible for mediating a consensual solution among PROMISORS, SAMARCO, and SHAREHOLDERS, with the participation of RENOVA FOUNDATION as consenting intervenor;

WHEREAS Article 225 of the Federal Constitution, which provides that “everyone has the right to an ecologically balanced environment, a common-use property of the people and essential to a healthy quality of life, which on the Government and the community shall have the duty to defend and preserve it for present and future generations”;

WHEREAS the National Environmental Policy expressly applies the principle of State intervention in the management and safeguarding of environmental quality, namely “in the maintenance of ecological balance, considering the environment as a public property to be necessarily ensured and protected, with a view to collective use”, as provided for in article 2, item I, Law 6,938/1981;

11

WHEREAS it is incumbent upon the Public Prosecutor’s Office to defend the legal order, the defense of the rights guaranteed in the Federal and State Constitutions, including the duty to defend collective and public properties and interests, protection of the environment, social interests and individual interests that are inalienable, of the national heritage, of the public and social heritage, and of the Brazilian cultural heritage;

WHEREAS the Public Defender’s Office is a permanent institution that is essential to the State’s jurisdictional function, and it is incumbent upon it, as an expression and instrument of the democratic regime, fundamentally, to provide legal guidance, the promotion of human rights, and the defense, at all levels, judicial and extrajudicial, of individual and collective rights, in a comprehensive and free manner, of those in low-income population, in accordance with arts. 5, LXXIV, and 134 of the Federal Constitution, as well as article 2 of Complementary Law 65/2003;

WHEREAS the dam failure of the Fundão dam, belonging to the Germano Mining Complex, in Mariana/MG, owned by PROMISEE, on 5 November 2015 (“DAM FAILURE”), brought environmental, social, and economic consequences, with impacts to Municipalities of the Doce River Basin in the States of Minas Gerais and Espírito Santo, as well as to estuarine regions, coastal and marine areas of the northern coast of the State of Espírito Santo.

WHEREAS on 2 March 2016, the Settlement and Conduct Adjustment Agreement (“TTAC”) was signed and ratified together with the other agreements within the scope of Public Civil Action No. 1024354-89.2019.4.01.3800 (“ACP 20Bi”) and Public Civil Action No. 1016756-84.2019.4.01.3800 (“ACP 155Bi”), by voluntary act of those parties, recognizing that self- composition is the fastest and most effective way to resolve the dispute;

WHEREAS the TTAC provided for the development and execution, through a private law foundation established exclusively for this purpose (RENOVA FOUNDATION), of forty-two (42) socio-economic and socio-environmental programs to promote recovery, mitigation, remediation, reparation, and compensation, including indemnification, for the

12

socio-environmental and socio-economic impacts caused by the DAM FAILURE (“PROGRAMS”);

WHEREAS subsequent agreements to the TTAC, notably the Preliminary Adjustment Agreement (“TAP”), signed on 18 January 2017, the Amendment to the TAP (“ATAP”), signed on 16 November 2017, and the Conduct Adjustment Agreement – TAC Governance (“TAC Governance”), signed on 25 June 2018, among other instruments, added additional stakeholders to the governance and/or structuring dynamics, development and monitoring of the PROGRAMS;

WHEREAS, the TAC Governance had as its object, among others, the establishment of a negotiation process aimed at the eventual renegotiation of the PROGRAMS and that such agreement had the effect of terminating ACP 20Bi with analysis of the merits and the suspension of ACP 155Bi;

WHEREAS the initiative of the Judge of the 12th Federal Civil and Agrarian Court of the Judicial Section of Minas Gerais (currently the 4th Federal Civil and Agrarian Court of the Judicial Section of Belo Horizonte) to cause the National Council of Justice (“CNJ”) through Official Letter GAJUS 01 – March/2021 so that could begin, in a mediation context, negotiations between the parties that would enable the renegotiation of the previously agreements;

WHEREAS, similarly, the subsequent initiative of the Federal Regional Court of the 6th Region to continue the aforementioned mediation sessions for the renegotiation of the agreements (SEI Case No. 0003853-64.2024.4.06.8000)

WHEREAS the reparation measures carried out and in progress since the DAM FAILURE, such as compensation, which have been observed throughout the more than three (3) years of negotiations, including the hundreds of technical and legal meetings involving representatives of the SIGNATORIES;

WHEREAS, agreed consensus on the need to broadly renegotiate all actions, programs, responsibilities, obligations, and conducts previously settled, adjusted, and agreed to

13

enable the full and definitive reparation of damages of any nature resulting from the DAM FAILURE;

WHEREAS the need to improve the mechanisms created for the full and definitive reparation of damages of any nature resulting from the DAM FAILURE, which was formalized in the Letter of Assumptions signed on 22 June 2021;

CONSIDERING the need to resolve potential interfederative conflicts between the SIGNATORIES, which could lead to new judicializations, which led the parties to request the action of the Mediation and Conciliation Center of the Supreme Federal Court, in accordance with article 3, sole paragraph, of Resolution 697/2020 and art. 102, I, f), of the Federal Constitution;

WHEREAS, self- composition must be based on the legal system, pursuant to the status quo ante, expeditiousness, proportionality, reasonableness, full reparation, and definitiveness;

WHEREAS in certain cases (i) the restoration of the status prior to the DAM FAILURE is impossible to achieve or will cause harmful environmental effects or (ii) there was difficulty in resolving technical or legal disputes between the SIGNATORIES regarding the establishment of the causation between the current situation and the DAM FAILURE, the SIGNATORIES have defined obligations and compensatory measures, through the allocation of financial resources by PROMISEE and/or RENOVA FOUNDATION to the PUBLIC AUTHORITY;

WHEREAS such financial resources will be allocated to projects and actions to be developed by the PUBLIC AUTHORITY, directly or indirectly through its foundations, agencies, and/or public companies, to improve the socioeconomic and socio-environmental conditions and the ecological balance of the Doce River Basin and estuarine, coastal and marine regions of the northern coast of the State of Espírito Santo;

WHEREAS in April 2021, PROMISEE filed a request for judicial reorganization filed under No. 5046520-86.2021.8.13.0024, pending before the 2nd Business Court of the District of Belo Horizonte, State of Minas Gerais, and had its Judicial Reorganization plan

14

approved by the courts on 31 August 2023 and whose final and definitive judgment was certified on 08 March 2024 (“JUDICIAL REORGANIZATION”);

WHEREAS Samarco also enters into this AGREEMENT to ensure the continuity of its activities, both main and ancillary, related to the sources of production of its revenues;

WHEREAS that the expenses incurred by SAMARCO, for all legal purposes, including tax purposes, are necessary and essential for the company to resume and remain in operation;

RESOLVE to broadly renegotiate all measures, programs, responsibilities, obligations, and conducts previously settled, adjusted, and agreed upon by and/or among all and/or part of the SIGNATORIES aiming at the reparation, recovery, compensation, and full and definitive indemnification of damages of any nature arising from the DAM FAILURE, through this TERM, under the terms of the following clauses.

CHAPTER I

OBJECT AND PURPOSE

Clause 1. The object of this TERM is to renegotiate all measures, programs, responsibilities, and obligations assumed by PROMISEE, RENOVA FOUNDATION, and/or the SHAREHOLDERS as a result of the DAM FAILURE and its developments.

Paragraph One. The obligations outlined in this AGREEMENT aim at the full and definitive reparation, restoration, recovery, compensation, and/or indemnification of socio-environmental damages and collective and public socioeconomic damages of any nature (including social, moral, and non-economic damages) resulting from the DAM FAILURE and its developments.

Paragraph Two. Alternatives for the full, definitive, and effective compensation of homogeneous individual damages resulting from DAM FAILURE are also object of this agreement, which are subject to optional and voluntary adhesion by the respective

15

holders of these individual damages and do not exclude the possibility of continuation or filing of individual legal measures by such individuals.

Paragraph Three. Excluded from the scope of this AGREEMENT are future, supervening, or unknown damages as of the date of its signing, in accordance with Brazilian law.

Paragraph Four. Interim damages, negative impacts, liabilities, transitory or definitive losses of natural resources and other environmental or ecosystem services occurred from the date of the DAM FAILURE until the completion of the OBLIGATIONS TO PERFORM outlined in this AGREEMENT are compensated by the OBLIGATIONS TO PERFORM and OBLIGATIONS TO PAY provided for herein.

Paragraph Five. Any eventual damages and negative impacts arising from OBLIGATIONS TO PERFORM shall be fully repaired or compensated in accordance with this AGREEMENT. Any eventual interim damages, negative impacts, liabilities, temporary or permanent losses of natural resources and other environmental or ecosystem services resulting from these new damages must also be repaired or compensated.

Paragraph Six. This TERM considers what has already been carried out and what is currently underway, intended to be a novation concerning all the agreements entered into between all and/or part of the SIGNATORIES of this TERM, which are related to the DAM FAILURE and its impacts, and the Deliberations of the Interfederative Committee (“CIF”), so that all duties, rights and attributions of the SIGNATORIES are now governed exclusively by the provisions contained in this TERM, from the date of the COURT APPROVAL of this TERM.

Paragraph Seven. The novation referred to in paragraph six shall not apply to agreements entered into by indigenous peoples, Quilombo communities and/or traditional peoples and communities, which are governed by the provisions of ANNEX 3 - INDIGENOUS PEOPLES, QUILOMBOS, TRADITIONAL PEOPLES AND COMMUNITIES.

16

Clause 2. This TERM and its twenty-three (23) annexes (“ANNEXES”) define the measures, compensations, damages, and obligations necessary for the repair, recovery, compensation, and full indemnification of all damages listed in Clause 1.

Clause 3. The COURT APPROVAL of this AGREEMENT will result in the extinction of all lawsuits, with the judgment on the merits, according to article 487, item III, paragraph ‘b,’ of the Code of Civil Procedure, as well as administrative procedures indicated in the ANNEX 23 - LAWSUITS AND ADMINISTRATIVE PROCEEDINGS TO BE EXTINGUISHED BY THIS AGREEMENT, involving the SIGNATORIES related to the DAM FAILURE and the object of this AGREEMENT, operating the effect of res judicata, enforceable against any and all eventual lawsuit filed after the signature of this AGREEMENT, whose object is the damages covered by this AGREEMENT, as provided for in Clause 1.

Paragraph One. Any PARTIES may petition in the lawsuits and administrative proceedings indicated in ANNEX 23 - LAWSUITS AND ADMINISTRATIVE PROCEEDINGS TO BE EXTINGUISHED BY THIS AGREEMENT to request their extinction, as provided for in this Clause.

Paragraph Two. The SIGNATORIES also expressly acknowledge that the object of the lawsuits, respective expert evidence, administrative procedures, and civil inquiries listed in the ANNEX 23 - LAWSUITS AND ADMINISTRATIVE PROCEEDINGS TO BE EXTINGUISHED BY THIS AGREEMENT is covered by this TERM, committing themselves from the outset to defend the observance of the provisions of this TERM in the respective proceedings and refraining from defending, in such proceedings and procedures, positions contradictory to the provisions of this TERM.

Paragraph Three. Adherence to this AGREEMENT by the Municipalities or participation in individual indemnification initiatives presupposes the withdrawal, retreat and/or extinction of lawsuits filed abroad with claims made as a result of the DAM FAILURE, including but not limited to lawsuits with (i) claim numbers E50LV008, E50LV010, HT-2019-LIV-000005, HT-2022-000304 and HT-2023-000058, consolidated under claim number HT-2022-000304; and (ii) claim number HT-2023-000346 before the Business and

17

Property Courts of England and Wales Technology and Construction Court in England, and the legal proceedings brought by nine Claimants, including the Stichting Rio Doce Claims Foundation, brought before the District Court of Amsterdam in the Netherlands with file number L2307482/INT. “, by the applicant/beneficiary, as provided for in ANNEX 15 - MUNICIPAL INITIATIVES, ANNEX 2 - INDIVIDUAL DAMAGES and ANNEX 3 - INDIGENOUS PEOPLES, QUILOMBOS, TRADITIONAL PEOPLES AND COMMUNITIES of this AGREEMENT.

Paragraph Four. The SIGNATORIES agree to, if requested to express their opinion on the subject in proceedings related to such actions abroad, defend compliance with the provisions of this AGREEMENT and the competence of the Brazilian jurisdiction for this AGREEMENT.

Paragraph Five. This TERM may be used for the due purposes of law and be presented in the records of lawsuits, including lawsuits filed abroad and/or administrative proceedings that have as their object any obligation/responsibility arising from and/or related to the DAM FAILURE that is or is not provided for in this TERM, to seek its extinction.

CHAPTER II

FINANCIAL VALUE OF THE AGREEMENT

Clause 4. The estimate of the total economic content of this AGREEMENT, considering the amounts already incurred by SAMARCO and/or RENOVA FOUNDATION until the signing of this AGREEMENT with the activities of reparation and full compensation for the damages detailed in Clause 1, as well as the amounts to be incurred by PROMISEE and/or RENOVA FOUNDATION and due to all the OBLIGATIONS TO PERFORM (as defined pursuant to Clause 12, item I of this AGREEMENT) and OBLIGATION TO PAY object of this AGREEMENT, is in the amount of one hundred and seventy billion reais (BRL 170,000,000,000.00) including any taxes levied (“FINANCIAL VALUE OF THE AGREEMENT”):

18

Paragraph One. THE FINANCIAL VALUE OF THE AGREEMENT comprises:

I.	Thirty-eight billion reais (BRL 38,000,000,000.00) already paid and/or incurred by RENOVA FOUNDATION and/or SAMARCO with the performance of socio-environmental or socio-economic PROGRAMS or measures from the date of the DAM FAILURE until the date of signature of this AGREEMENT, so that PROMISORS recognize that such amount is no longer owed by RENOVA FOUNDATION and/or SAMARCO and/or SHAREHOLDERS;
II.	One hundred billion reais (BRL 100,000,000,000.00) comprising the total PAYMENT OBLIGATION of this AGREEMENT, (“OBLIGATION TO PAY”), in the form of its ANNEXES and are composed of the following items, in compliance with the provisions of ANNEX 22 – SCHEDULE FOR FINANCIAL DISBURSEMENT OF THE OBLIGATION TO PAY

a.               Twenty-nine billion, seven hundred and fifty-one million, five hundred and thirty thousand reais (BRL 29,751,530,000.00) as a compensatory amount to be paid by SAMARCO and/or RENOVA FOUNDATION to the FEDERAL GOVERNMENT for the cost of compensatory measures in substitution of the PROGRAMS and other agreements previously signed and for the damages object of this AGREEMENT, as defined in Clause 1, as well as all expenses inherent to the execution of these measures, to be incurred directly or indirectly by the FEDERAL GOVERNMENT, to be allocated by the FEDERAL GOVERNMENT as follows:

i) Three billion, seven hundred and fifty million reais (BRL 3,750,000,000.00) to the Income Transfer Program to the benefit of the family farmers and artisanal professional fisherman, as per ANNEX 4 – INCOME TRANSFER PROGRAM (PTR)

ii) Six billion and five hundred million reais (BRL 6,500,000,000.00) to contribute to the socioeconomic and productive dynamization, as well as to promote education, science and innovation, in the Rio Doce Hydrographic Basin in the States of Minas Gerais and Espírito Santo and the northern coast of Espírito Santo, as per ANNEX 5 – INCENTIVE

19

FOR EDUCATION, SCIENCE, TECHNOLOGY AND INNOVATION, PRODUCTION AND ECONOMIC RECOVERY;

iii) Five billion and five hundred million reais (BRL 5,500,000,000.00) to access to spaces and mechanisms for social participation, as per ANNEX 6 – SOCIAL PARTICIPATION;

iv) Five hundred and seventy-six million reais (BRL 576,000,000.00) for actions to strengthen the Unified Social Assistance System (SUAS) as per ANNEX 7 – STRENGTHENING OF THE UNIFIED SOCIAL ASSISTANCE SYSTEM;

v) One billion and five hundred million reais (1,500,000,000.00) for the reparation and strengthening of fishing activities, as full socioeconomic and socioenvironmental indemnification for the impacts of the DAM FAILURE on fishes and on fishing activities in the Rio Doce Basin, at its river mouth and in the coastal and marine region, as per ANNEX 10 – FISHERIES;

vi) Two billion and three hundred million reais (BRL 2,300,000,000.00) for investments in mobility infrastructure, as per ANNEX 13 – INTERFEDERATIVE COOPERATION ON MOBILITY INFRASTRUCTURE;

vii) One billion reais (BRL 1,000,000,000.00) for the development of programs to reinforce inspection activities in the prevention and mitigation of risks in mining, as per ANNEX 14 – REINFORCEMENT OF INSPECTION ACTIVITIES OF THE PUBLIC AUTHORITIES IN THE PREVENTION AND MITIGATION OF RISKS IN MINING;

viii) Eight billion, one hundred and thirty-two million reais (BRL 8,132,000,000.00) to fund actions and projects that promote socio-environmental benefits to the Rio Doce basin, as well as to terrestrial, marine and coastal ecosystems, as per ANNEX 17 – FEDERAL GOVERNMENT ENVIRONMENTAL ACTIONS; and

ix) Four hundred and ninety-three million, five hundred and thirty thousand reais (BRL 493,530,000.00) as social security reimbursement to the FEDERAL GOVERNMENT, as per ANNEX 20 – SOCIAL SECURITY REIMBURSEMENT.

20

b.               Eight billion reais (BRL 8,000,000,000.00) for reparation measures related to possible collective damages caused by the DAM FAILURE and subsistence and financial aid due exclusively to families belonging to indigenous peoples, Quilombo communities and traditional communities and peoples comprised by the amount of seven billion, eight hundred and two million reais (BRL 7,802,000,000.00), as per ANNEX 3 – INDIGENOUS PEOPLES, QUILOMBOS, TRADITIONAL PEOPLES AND COMMUNITIES as well as the amount of one hundred and ninety-eight million reais (BRL 198,000,000.00) for independent technical advice to indigenous peoples, Quilombo communities and traditional peoples and communities, as per ANNEX 6 – SOCIAL PARTICIPATION.

c.               Twenty-five billion, one hundred and eighteen million, four hundred and seventy thousand reais (BRL 25,118,470,000.00) as a compensatory amount to be paid by SAMARCO and/or RENOVA FOUNDATION to the STATE OF MINAS GERAIS for the cost of compensatory measures in substitution of the PROGRAMS and other agreements previously signed and for the damages object of this AGREEMENT, as defined in Clause 1, as well as all expenses inherent to the execution of such measures, to be incurred directly or indirectly by the STATE OF MINAS GERAIS, to be allocated by the STATE OF MINAS GERAIS as follows:

i) Thirty-two million reais (BRL 32,000,000.00) will be contributed to the Minas Gerais State Social Assistance Fund – FEAS, as per ANNEX 7 – STRENGTHENING OF THE UNIFIED SOCIAL ASSISTANCE SYSTEM;

ii) Seven billion, five hundred and forty million reais (BRL 7,540,000,000.00) for actions in the area of basic sanitation, according to ANNEX 9 – BASIC SANITATION;

iii) Four hundred and eighty-nine million, four hundred and seventy thousand reais (BRL 489,470,000.00) for the reparation and strengthening of fishing activities, as full socioeconomic and socioenvironmental compensation for the impacts of the DAM FAILURE on fishes and fishing activities in the Rio Doce Basin, at its river mouth and in the coastal and marine region, as per ANNEX 10 – FISHERIES;

21

iv) Fourteen billion, fifty-seven million reais (BRL 14,057,000,000.00) for the initiatives and actions provided for in ANNEX 12 – STATE INITIATIVES;

v) Two billion reais (BRL 2,000,000,000.00) for investments in mobility infrastructure, as per ANNEX 13 – INTERFEDERATIVE COOPERATION FOR MOBILITY INFRASTRUCTURE;

vi) One billion reais (BRL 1,000,000,000.00) for actions aiming at responding to floods and other disasters resulting from rain and the environmental and productive recovery of the banks and river mouth of the Doce River to be carried out in the territory of the STATE OF MINAS GERAIS, as per ANNEX 18 – FLOOD RESPONSE AND ENVIRONMENTAL AND PRODUCTIVE RECOVERY OF THE BANKS OF THE DOCE RIVER;

d.               Fourteen billion, six hundred and thirteen million reais (BRL 14,613,000,000.00), to be paid to the STATE OF ESPÍRITO SANTO as a compensatory amount for the cost of compensatory measures in substitution of the PROGRAMS and other agreements previously signed and for the damages object of this AGREEMENT, as defined in Clause 1, as well as all expenses inherent to the execution of these measures, to be incurred directly or indirectly by the STATE OF ESPÍRITO SANTO, to be allocated by the STATE OF ESPÍRITO SANTO as follows:

i) Thirty-two million reais (BRL 32,000,000.00) will be contributed to the Minas Gerais State Social Assistance Fund – FEAS, as per ANNEX 7 – STRENGTHENING OF THE UNIFIED SOCIAL ASSISTANCE SYSTEM;

ii) Three billion, four hundred and sixty million reais (BRL 3,460,000,000.00) for actions in the area of basic sanitation, according to ANNEX 9 – BASIC SANITATION;

iii) Four hundred and fifty million reais (BRL 450,000,000.00) for the reparation and strengthening of fishing activities, as full socioeconomic and socioenvironmental compensation for the impacts of the DAM FAILURE on fishes and fishing activities in the Rio Doce Basin, at its river mouth and in the coastal and marine region, as per ANNEX 10 – FISHERIES;

22

iv) Nine billion, five hundred and ninety-three million reais (BRL 9,593,000,000.00) for the initiatives and actions provided for in ANNEX 12 – STATE INITIATIVES;

v) One billion reais (BRL 1,000,000,000.00) for actions aiming at responding to floods and other disasters resulting from rain and the environmental and productive recovery of the banks and river mouth of the Doce River to be carried out in the territory of the STATE OF ESPÍRITO SANTO, according to ANNEX 18 – FLOOD RESPONSE AND ENVIRONMENTAL AND PRODUCTIVE RECOVERY OF THE BANKS OF THE DOCE RIVER;

vi) Seventy-eight million reais (BRL 78,000,000.00) for the cost and maintenance of the “Rio Doce Reparation” Portal and transparency actions, according to ANNEX 21 – COMMUNICATION AND TRANSPARENCY.

e.               Twelve billion reais (BRL 12,000,000,000.00) as compensation for any damages and negative impacts on the collective health of the population, destined to the FEDERAL GOVERNMENT, the STATE OF MINAS GERAIS, the STATE OF ESPÍRITO SANTO and the municipalities listed in ANNEX 15 - MUNICIPAL INITIATIVES as provided for in ANNEX 8 - HEALTH.

f.                 One billion, two hundred and sixty million reais (BRL 1,260,000,000.00) for the programs to be managed by the Institutions of Justice, via judicial deposit, observing the provisions of Chapter IV, Section IV, divided as follows:

1.	One billion reais (BRL1,000,000,000.00) for the Women’s Program to be created and managed by the Justice Institutions for the benefit of women, reserved, by the UNDERTAKING, the amounts necessary for the hiring of the entity that will manage and operate the Program for Women;
2.	Sixty million (BRL 60,000,000.00) for the support structure of the Justice Institutions;
3.	Two hundred and ninety-three million (BRL 293,000,000.00) for Socio-Environmental Projects to be defined by the Justice Institutions, to be executed in the States of Minas

23

Gerais and/or Espírito Santo, preferably in the Rio Doce Basin and the northern coast of the State of Espírito Santo;

g.               One billion, six hundred and fifty-seven million reais (BRL 1,657,000,000.00) as an amount to be paid by Samarco and/or RENOVA FOUNDATION, by means of a judicial deposit, as measures related to ANNEX 1 – MARIANA AND RESETTLEMENTS;

h.               Six billion and one hundred million reais (BRL 6,100,000,000.00) to the municipalities adhering to this TERM, according to ANNEX 15 – MUNICIPAL INITIATIVES and specific terms of adhesion (“ADHERING MUNICIPALITIES”).

i.                 One billion and five hundred million reais (BRL 1,500,000,000.00) will be allocated to complete compliance with the OBLIGATION TO DO related to the Definitive Compensation Program – PID, provided for in ANNEX 2 – INDIVIDUAL COMPENSATIONS, under the terms of ANNEX 22 – FINANCIAL DISBURSEMENT SCHEDULE FOR THE OBLIGATION TO PAY.

III.	Three hundred million reais (BRL 300,000,000.00) - historical amount, subject to judicial blocking carried out in the records of Precautionary Action No. 0039891-33.2015.8.13.0400, including monetary adjustments.
IV.	The OBLIGATIONS TO PERFORM and the OBLIGATIONS TO TRANSFER (defined in 20 Clause 12) set out in ANNEX 1 – MARIANA AND RESETTLEMENTS; in ANNEX 2 – INDIVIDUAL INDEMNIFICATION; in ANNEX 11 – REPAIR OF IMPACTED INFRASTRUCTURES BETWEEN FUNDÃO AND CANDONGA, in ANNEX 16 – ENVIRONMENTAL RECOVERY PLAN; and in ANNEX 19 – TRANSITION AND TERMINATION OF PROGRAMS, MEASURES, RESPONSIBILITIES AND OBLIGATIONS ARISING FROM THE DAM FAILURE AND ITS CONSEQUENCES, as well as the resources necessary to pay off environmental fines imposed by the FEDERAL UNION, the STATES OF MINAS GERAIS and ESPÍRITO SANTO and fines imposed by CIF and brought to court up to the date of signing this AGREEMENT, not subject to the FINANCIAL CAP of

24

this AGREEMENT, were estimated by the PROMISOR at thirty-two billion reais (BRL 32,000,000,000.00).

Paragraph Two. The amount is indicated in item I and the estimates are made in item III. The PUBLIC AUTHORITY is not responsible for these values.

Paragraph Three. “FINANCIAL CAP” means the maximum limit of amounts to be spent to comply with the OBLIGATION TO PAY defined in this AGREEMENT and which will not be subject to increase, revision, alteration or supplementation, except concerning the respective monetary adjustment applicable from the date of signature of this AGREEMENT until the date of effective disbursement. The obligations not subject to the predetermined FINANCIAL CAP are expressly outlined in this AGREEMENT and its ANNEXES.

Paragraph Four. The SIGNATORIES acknowledge that all studies, reports, notes, data, technical opinions, analyses, or evaluations of a technical nature, partial or final, judicially prepared or otherwise, produced and known related to the DAM FAILURE, up to the date of this TERM, conducted by any of the PROMISORS, third parties, public or private institutions, including, but not limited to, those prepared by AT Kearney, AECOM, Fundação Getúlio Vargas, Instituto Lactec, Ramboll Consultoria, and Fundo Brasil de Direitos Humanos, despite the conceptual, methodological and interpretation divergences, were considered in putting together obligations and the composition of the FINANCIAL VALUE OF THE AGREEMENT. The absence of express mention of any of them does not mean they have not been considered and weighed.

Paragraph Five. The payment of the amounts related to the fines imposed by the entities and bodies of the Executive Branches of the FEDERAL GOVERNMENT, the STATES OF MINAS GERAIS and ESPÍRITO SANTO, will result in the closure and definitive archiving of the administrative proceedings in progress before the competent environmental agencies, mentioned in ANNEX 23 - LAWSUITS AND ADMINISTRATIVE PROCEEDINGS TO BE EXTINGUISHED BY THIS AGREEMENT.

25

Paragraph Six. The SIGNATORIES acknowledge the validity of the self- composition for the closure of judicial discussions and the collection of fines described in ANNEX 23 - LAWSUITS AND ADMINISTRATIVE PROCEEDINGS TO BE EXTINGUISHED BY THIS AGREEMENT, and any of the PARTIES shall, jointly or separately, notify the Court with respect to the execution of this AGREEMENT, its COURT APPROVAL, and the respective payment to extinguish the proceedings listed in ANNEX 23 - LAWSUITS AND ADMINISTRATIVE PROCEEDINGS TO BE EXTINGUISHED BY THIS AGREEMENT, based on article 3 of Federal Law No. 13,140/2015, of 26 June 2015.

Paragraph Seven. The measures to be taken directly or indirectly by the PROMISORS, foreseen or resulting from the resources made available by SAMARCO and/or RENOVA FOUNDATION in compliance with this AGREEMENT, should preferably be directed to the municipalities listed in ANNEX 15 - MUNICIPAL INITIATIVES .

Paragraph Eight. Under the terms of this AGREEMENT, the performance of actions, works, and programs by PROMISORS in the municipalities not listed in ANNEX 15 - MUNICIPAL INITIATIVES will also be admitted, provided that they are located in the Doce River Basin, in the STATE OF MINAS GERAIS and in the STATE OF ESPÍRITO SANTO, and it is agreed that such actions, works and programs will not represent the assumption of any responsibility of SAMARCO and/or RENOVA FOUNDATION and/or SHAREHOLDERS and/or RELATED PARTIES (as defined in clause 94, first paragraph) or their obligation to make any additional payment, concerning such municipalities, including their entities (private or otherwise) and their population.

Paragraph Nine. The ANNEXES to this AGREEMENT may provide for exceptions to the rule of paragraphs seven and eight, indicating the respective territorial extension of the measures provided for therein.

Clause 5. The measures to be implemented by the GOVERNMENT with the funds arising from the OBLIGATION TO PAY of this AGREEMENT consist of a consensual solution to compensate for socio-environmental and socio-economic damage and do not imply subrogation or confession, by the FEDERAL GOVERNMENT or by the STATES of

26

MINAS GERAIS and ESPÍRITO SANTO, of any liability with respect to the DAM FAILURE and its consequences.

Sole Paragraph. The measures referred to in the main section will be executed by the Public Authority according to the financial availability of this AGREEMENT and will not be equivalent to the valuation of the damages indemnified by such measures and will not result in the liability of the PUBLIC AUTHORITY in the event of non-completion due to factors not under the control of the PUBLIC AUTHORITY.

Clause 6. The OBLIGATIONS TO TRANSFER are outlined in ANNEX 1 – MARIANA AND RESETTLEMENTS, ANNEX 11 - REPAIR OF IMPACTED INFRASTRUCTURES BETWEEN FUNDÃO AND CANDONGA, and ANNEX 19 - TRANSITION AND TERMINATION OF PROGRAMS, MEASURES, RESPONSIBILITIES, AND OBLIGATIONS ARISING FROM DAM FAILURE AND ITS CONSEQUENCES are not subject to the FINANCIAL CAP of this AGREEMENT. The penalty provisions of CHAPTER IX - PENALTIES and CHAPTER VIII – PAYMENT of this AGREEMENT shall apply to such obligations.

Sole Paragraph. The OBLIGATIONS TO TRANSFER to the municipalities provided for in this AGREEMENT are subject to the signing of the TERM OF ADHESION AND COMMITMENT to this AGREEMENT, within the deadlines defined in ANNEX 15 – MUNICIPAL INITIATIVES.

Clause 7. PROMISEE will be responsible for paying of expert fees in the lawsuits listed in ANNEX 23 – LAWSUITS AND ADMINISTRATIVE PROCEEDINGS TO BE EXTINGUISHED BY THIS AGREEMENT, exclusively with regard to the work performed and completed until the signing of this AGREEMENT and that have not yet been remunerated under the terms of the work plans approved by the court.

Sole Paragraph. Except as expressly outlined in this AGREEMENT and due to the nature of the actions, PROMISEE and/or the SHAREHOLDERS or RELATED PARTIES shall not be liable for the payment of any PROMISORS´ success fees and PROMISORS´ attorneys’ fees.

27

Clause 8. PROMISEE will be responsible for the payment of the fees and contractual expenses of the experts hired to perform the TAP and ATAP, extinguished by the AGREEMENT, exclusively with regard to the work performed and completed until the signing of this AGREEMENT and which have not yet been remunerated.

Clause 9. The PROMISEE undertakes to pay the fines arising from administrative sanctioning procedures related to the DAM FAILURE, listed in ANNEX 23 – LEGAL ACTIONS AND ADMINISTRATIVE PROCEDURES TO BE TERMINATED BY THIS AGREEMENT, as set forth below. The acknowledgment of the debts by the PROMISEE is to enter into this AGREEMENT and does not involve an analysis of the merits regarding the lawfulness of the conduct under the respective notices of infraction.

I.	- For the fines imposed by IBAMA, listed in ANNEX 23 – LEGAL ACTIONS AND ADMINISTRATIVE PROCEDURES TO BE TERMINATED BY THIS AGREEMENT, regardless of whether they are pending in the administrative sphere, with non-tax credit already established and/or with ongoing legal action (tax enforcement, annulment action, ordinary actions, etc.), the PROMISEE shall formalize adherence, by 31 December 2024, to the payment option for the full release of all fines with a fifty percent (50%) reduction, in accordance with Law No. 13.988/2020, of 14 April 2020, and the regulations of AGU Normative Order No. 150/2024, of 3 October 2024.
II.	- For the fine imposed by ICMBIO, listed in ANNEX 23 – LEGAL ACTIONS AND ADMINISTRATIVE PROCEDURES TO BE TERMINATED BY THIS AGREEMENT, with non-tax credit already established and with ongoing legal action, the PROMISEE shall formalize adherence, by 31 December 2024, to the payment option for the release of the fine with a five percent (5%) down payment and the balance in a single installment, with a 50% (fifty percent) reduction applied, in accordance with Law No. 13.988/2020 and the regulations of AGU Normative Order No. 130/2024;
III.	- For the fines imposed by the state agencies of Espírito Santo, listed in ANNEX 23 – LEGAL ACTIONS AND ADMINISTRATIVE PROCEDURES TO BE

28

TERMINATED BY THIS AGREEMENT, the PROMISEE shall file for the withdrawal of defenses or appeals still pending review, linked to the definitive establishment of the non-tax credit resulting from the notice of infraction and the application of a 75% reduction in interest, fines and other additions to the consolidated amount for full payment, based on State Supplementary Law No. 1,067, of 20 December 2023, and Article 33, Item I, of PGE Resolution No. 342, of 18 March 2024. After payment, the parties agree that all administrative proceedings that caused the fines and other proceedings related to the matter in question will be considered extinguished by virtue of this AGREEMENT, with no pending issues or obligations arising from these proceedings between the parties.

IV.	For the fines imposed by the state agencies of Minas Gerais, listed in ANNEX 23 – LEGAL ACTIONS AND ADMINISTRATIVE PROCEDURES TO BE TERMINATED BY THIS AGREEMENT, the PROMISEE shall evaluate the conditions for possible adherence to the payment option for the release of the fines, if a reduction is applied to the amount of the notices of infraction and/or their legal additions.

Paragraph Two. The FEDERAL GOVERNMENT and IBAMA undertake to take the necessary administrative actions to: a) definitively establish the respective non-tax credits; b) definitively close the administrative proceedings; c) immediately forward the cases to the Federal Attorney General’s Office, an AGU body, for enrollment in the active debt register of the respective debts, allowing their inclusion in the extraordinary transaction referred to in Item I of this clause.

Paragraph Three. The competent body of the AGU (Federal Attorney General’s Office) undertakes to prioritize the analysis of all credits registered and to be registered in the active debt register regarding the ordinary and extraordinary transaction requests outlined in Items I and II of this clause, applying the discounts listed therein, and to issue the necessary payment slips upon completion of the processing.

Paragraph Four. The STATE OF ESPÍRITO SANTO and/or its environmental agencies undertake to take the necessary administrative actions for a) the definitive establishment

29

of the respective non-tax credits with the reductions and discounts provided for in this term; b) the definitive closure of administrative and judicial proceedings; c) the issuance and formalization of the necessary instruments for the release as outlined in Item III of this clause.

Paragraph Five. The SIGNATORIES agree that, regarding the ongoing tax enforcement actions filed by IBAMA and ICMBIO, the legal charges already included in the calculations of the amounts owed shall replace attorney’s fees, and no additional amounts shall be owed under this title.

Paragraph Six. The SIGNATORIES agree that only attorney’s fees already awarded against SAMARCO by judicial decisions issued up to the date of the signing of this AGREEMENT shall be owed in the ordinary actions, annulment actions, or any objections to execution challenging the credits of IBAMA, ICMBIO, or the STATE OF ESPÍRITO SANTO and its environmental agencies listed in listed in ANNEX 23 – LEGAL ACTIONS AND ADMINISTRATIVE PROCEDURES TO BE TERMINATED BY THIS AGREEMENT.. These shall not be owed in actions where no attorney’s fees have been awarded.

Paragraph Seven. The PROMISEE and/or RENOVA FOUNDATION shall be responsible for paying any court costs and procedural expenses for the dismissal of legal proceedings to be concluded with the payment provided for in this Clause.

Clause 10. The PROMISEE and/or RENOVA FOUNDATION undertake to carry out the procedure outlined in Article 62 of PGU/AGU Normative Order No. 21, of 4 July 2024, for the lump-sum payment of fines imposed by CIF that are already in judicial collection proceedings, listed in ANNEX 23 – LEGAL ACTIONS AND ADMINISTRATIVE PROCEDURES TO BE TERMINATED BY THIS AGREEMENT.

Paragraph One. The PROMISEE, RENOVA FOUNDATION and the SHAREHOLDERS commit to waiving claims and/or judicial appeals pending review in the proceedings listed in ANNEX 23 – LEGAL ACTIONS AND ADMINISTRATIVE PROCEDURES TO BE TERMINATED BY THIS AGREEMENT.

30

Paragraph Two. The waiver provided for in Paragraph One shall not be understood as an acknowledgment of the respective infractions by the PROMISEE, SHAREHOLDERS, and/or RENOVA FOUNDATION.

Paragraph Three. For the purposes of the payment provided in the main section, the amounts determined in judicial decisions issued up to the date of the signing of this AGREEMENT shall be considered, even if they have not yet become final.

Paragraph Four. For the purposes of calculating the amount due, the following will be considered:

I.	For cases with a judicial decision, the amount set in the decision updated by the SELIC rate, regardless of the existence of resources;
II.	For cases without a judicial decision, the amount indicated in the enforcement of the lawsuit, with the updates by the SELIC rate, since the summons/notification of the fact.

Paragraph Five. The PROMISEE, RENOVA FOUNDATION, the SHAREHOLDERS, and the FEDERAL GOVERNMENT agree that the conversion to revenue in favor of the FEDERAL GOVERNMENT shall be requested for all judicial deposits made in the proceedings listed in ANNEX 23 – LEGAL ACTIONS AND ADMINISTRATIVE PROCEDURES TO BE TERMINATED BY THIS AGREEMENT.

Paragraph Six. Once the fine collected in court has been paid, the FEDERAL GOVERNMENT undertakes to file a petition in the proceedings listed in ANNEX 23 – LAWSUITS AND ADMINISTRATIVE PROCEEDINGS TO BE EXTINGUISHED BY THIS AGREEMENT, requesting the extinction of the lawsuit, due to payment, and must also withdraw any appeals filed in such proceedings.

Paragraph Seven. In cases where the amount deposited by the proponent is higher than the amount due to the Federal Government, after the conversion of the amount to which the Federal Government is entitled, the PROPONENT AND/OR RENOVA FOUNDATION is authorized to withdraw the excess amount.

31

Paragraph Eight. In the proceedings listed in ANNEX 23 – LEGAL ACTIONS AND ADMINISTRATIVE PROCEDURES TO BE TERMINATED BY THIS AGREEMENT where no prior judicial deposit has been made as collateral or where it is found that the deposit was insufficient, the PROMISEE, RENOVA FOUNDATION and/or the SHAREHOLDERS shall make the judicial deposit of the amount indicated in ANNEX 23 – LEGAL ACTIONS AND ADMINISTRATIVE PROCEDURES TO BE TERMINATED BY THIS AGREEMENT, with the discount provided in the main section, within thirty (30) days of the COURT APPROVAL OF THIS AGREEMENT, in compliance with the provisions of paragraph four.

Paragraph Nine. The SIGNATORIES agree that only attorney’s fees already awarded against PROMISEE, RENOVA FOUNDATION and/or the SHAREHOLDERS by judicial decisions issued up to the date of the signing of this AGREEMENT shall be owed. In actions where no attorney’s fees have been awarded, these shall not be owed.

Paragraph Ten. The PROMISEE and/or FUNDAÇÃO RENOVA shall be responsible for paying any eventual legal costs and expenses for archiving of legal proceedings, with the payment provided for in this Clause.

Clause 11. The fines of CIF that are not being judicially charged , which are not the subject of the proceedings listed in ANNEX 23 – LEGAL ACTIONS AND ADMINISTRATIVE PROCEDURES TO BE TERMINATED BY THIS AGREEMENT, are included within the amounts of the OBLIGATION TO PAY of SAMARCO and/or FUNDAÇÃO RENOVA in this AGREEMENT for the Environmental Fund owned by the Federal Government, provided for in ANNEX 17 – FEDERAL GOVERNMENT ENVIRONMENTAL ACTIONS.

Paragraph One. With the JUDICIAL APPROVAL of this AGREEMENT, the procedures related to these fines shall be definitively closed and archived.

Paragraph Two. All incidents of divergence and other judicial proceedings related to the CIF’s Resolutions on the application of fines will be extinguished with the JUDICIAL APPROVAL of this AGREEMENT.

32

Paragraph Three. The SIGNATORIES agree that it only be due the attorneys’ fees already established in the proceedings of the second paragraph against the UNDERTAKING, THE RENOVA FOUNDATION and the SHAREHOLDERS, by judicial decisions issued up to the date of signature of this AGREEMENT. In lawsuits in which there is no determination of attorneys’ fees, they will not be due.

Clause 12. The following are not subject to the FINANCIAL CAP of this AGREEMENT and shall not be deducted from the amounts listed in Clause 4:

I.	The amount necessary to comply with the OBLIGATION TO PERFORM provided for in ANNEX 1 – MARIANA AND RESETTLEMENTS, ANNEX 2 – INDIVIDUAL COMPENSATIONS, ANNEX 11 – REPAIR OF IMPACTED INFRASTRUCTURES BETWEEN FUNDÃO AND CANDONGA, ANNEX 16 – ENVIRONMENTAL RECOVERY PLAN, and ANNEX 19 – TRANSITION AND TERMINATION OF PROGRAMS, MEASURES, RESPONSIBILITIES, AND OBLIGATIONS ARISING FROM DAM FAILURE AND ITS CONSEQUENCES (“OBLIGATIONS TO PERFORM”);
II.	Compensation for unknown, supervening or future damages, under the terms of this AGREEMENT.
III.	Compensation for individual rights.
IV.	The amount necessary to fulfill the TRANSFER OBLIGATIONS provided for in the following ANNEXES to this AGREEMENT: ANNEX 1 – MARIANA AND RESETTLEMENTS, ANNEX 11 – REPAIR OF INFRASTRUCTURES IMPACTED BETWEEN FUNDÃO AND CANDONGA, and ANNEX 19 – TRANSITION AND CLOSURE OF PROGRAMS, MEASURES, RESPONSIBILITIES AND OBLIGATIONS ARISING FROM THE DISRUPTION AND ITS EFFECTS (“TRANSFER OBLIGATIONS”).
V.	Execution of the obligations provided for in the terms of commitment and judicial agreements related to DAM FAILURE already signed and not novated or expressly extinguished by this AGREEMENT;

33

VI.	Procedural costs and expenses arising from the extinction of the lawsuits in ANNEX 23 – LEGAL ACTIONS AND ADMINISTRATIVE PROCEDURES TO BE TERMINATED BY THIS AGREEMENT and any expert fees pending in said lawsuits;
VII.	Monetary adjustment of OBLIGATION TO PAY;
VIII.	Remedies for payment of penalties imposed by this AGREEMENT;
IX.	Payment of fines arising from administrative sanctioning procedures related to the DAM FAILURE, in accordance with Clause 9;
X.	Payment of fines imposed by the CIF, which are the subject of the legal proceedings listed in ANNEX 23 – LEGAL ACTIONS AND ADMINISTRATIVE PROCEDURES TO BE TERMINATED BY THIS AGREEMENT, in accordance with Clause 10;;
XI.	Any taxes related to OBLIGATIONS TO PERFORM;
XII.	Costs with the OBLIGATIONS TO PERFORM AUDITS;
XIII.	Obligations expressly carved out in ANNEX 1 – MARIANA AND RESETTLEMENTS

Paragraph One. Within the scope of the environmental licensing and regularization procedures related to the OBLIGATIONS TO PERFORM of environmental recovery to be performed, all known damages and negative impacts resulting from the DAM FAILURE object of this AGREEMENT shall be considered as having already been compensated and shall not be subject to new or compensatory measures.

Paragraph Two. The additional costs and expenses arising from any new damages and environmental impacts caused by SAMARCO and/or RENOVA FOUNDATION exclusively in the course of the performance of the OBLIGATIONS TO PERFORM under its responsibility, in accordance with this TERM and the law, will not be subject to the FINANCIAL CAP indicated above.

34

Paragraph Three. For the purposes of the exception provided for in the main section, intercurrent damage or loss of ecosystem services between the date of the DAM FAILURE and the conclusion of the actions agreed upon in this TERM will not be considered, in accordance with Clause 1, paragraph five..

Clause 13. The balance of the amounts of the OBLIGATION TO PAY and the OBLIGATIONS TO TRANSFER shall be adjusted annually by the variation of the Extended National Consumer Price Index (IPCA) or other official index that may replace it, as of the date of COURT APPROVAL of this AGREEMENT, unless expressly provided otherwise.

Clause 14. The possibility of reallocating resources among the projects under the execution of the PUBLIC AUTHORITY is admitted, including the possibility of removal and/or replacement, provided for in the same Chapter, at the discretion of the institution of the responsible PUBLIC AUTHORITY, subject to the GOVERNANCE (defined in Clause 58, first paragraph), without such reallocation implying in any liability and/or additional cost for SAMARCO and/or RENOVA FOUNDATION and/or SHAREHOLDERS and/or their RELATED PARTIES.

Sole Paragraph. The reallocation of resources must be justified and follow criteria of efficiency, public interest, effectiveness, economy, and thematic relevance at the discretion and exclusive responsibility of the responsible public entity.

Clause 15. The reallocation of resources between Annexes is prohibited, except in the cases expressly provided for in this AGREEMENT and/or ANNEXES.

CHAPTER III

OBLIGATION TO PAY

Clause 16. The SIGNATORIES agree that the reparatory obligations to perform of SAMARCO and/or RENOVA FOUNDATION provided for in previous agreements entered into by and/or between all and/or part of the SIGNATORIES or determined in judicial decisions already rendered in the proceedings listed in ANNEX 23- LAWSUITS AND

35

ADMINISTRATIVE PROCEEDINGS TO BE EXTINGUISHED BY THIS AGREEMENT and which are still pending enforcement/conclusion will be converted into compensation through OBLIGATION TO PAY of Samarco and/or RENOVA FOUNDATION, as defined in this AGREEMENT, its CHAPTERS, ANNEXES and APPENDICES, other than their continuation is expressly provided for in this AGREEMENT under exceptional circumstances.

Clause 17. In case of default of more than fifteen (15) calendar days in the payment of any installment of the OBLIGATION TO PAY by SAMARCO, the SHAREHOLDERS assume the obligation to pay the defaulted amount, in proportion to their respective equity stake at the time of the DAM FAILURE, with the addition of all penalties provided for in this AGREEMENT, subject to compliance with the deadlines and procedures outlined in “CHAPTER X – PENALTIES” of this AGREEMENT.

CHAPTER IV

USE BY THE PUBLIC ENTITIES OF THE RESOURCES ARISING FROM THE OBLIGATION TO PAY

SECTION I – GENERAL PROVISIONS

Clause 18. Each entity of the Public Authority will be exclusively responsible for defining the execution of the projects and actions to be carried out with the funds arising from the OBLIGATION TO PAY of PROMISEE and/or RENOVA FOUNDATION provided for in this AGREEMENT, with the entity responsible for the ANNEX defining the form of management and procurement, which shall be subject to their own mechanisms of supervision of the execution and governance, as well as the applicable legislation.

Paragraph One. Each ANNEX shall bear the identification of the executing institution that will have the autonomy to promote the detailing and implementation of the projects and actions under its responsibility, according to the provisions of this AGREEMENT and its ANNEXES.

36

Paragraph Two. The entities and institutions responsible for executing or managing actions with resources from the OBLIGATION TO PAY must make available on the Single Portal information on the scope, estimated value, expected results and an update, at least every six months, of the stage of each action.

Clause 19. The amounts provided in this AGREEMENT for the OBLIGATION TO PAY include all costs to be borne by the performing institution with the performance of the respective measure, including, but not limited to, costs of hiring personnel, regularization, projects, studies, licensing/authorizations, subcontracting, internal and external control of compliance with the measures to be performed, according to any limits imposed in the respective ANNEXES for such hiring.

Paragraph One. Any supervening changes in the scope or cost of the projects and actions detailed in this AGREEMENT to be implemented with the resources arising from the OBLIGATION TO PAY of any nature, at any stage, authorize the performing institution to change the projects and actions under its responsibility, subject to the terms of this AGREEMENT and its ANNEXES, without implying, in any event or for any reason, in new liabilities and/or obligations and/or charges to PROMISEE, RENOVA FOUNDATION, or to the SHAREHOLDERS and RELATED PARTIES as well as in the change of the obligations and responsibilities provided for in this AGREEMENT for PROMISEE, RENOVA FOUNDATION or SHAREHOLDERS.

Paragraph Two. In the execution of actions and projects under the responsibility of the PUBLIC AUTHORITY, if the expenses become more demanding than the amount initially foreseen or if the funds allocated to each project, program, or ANNEX become insufficient to the objectives initially intended for any reason, the performing institution must adjust, alter, reduce or limit the scope of the measure or project, with a view to the adequacy of its value, which shall not imply in any obligation, liability or requests for supplemental amounts to PROMISEE, RENOVA FOUNDATION, SHAREHOLDERS or RELATED PARTIES.

Paragraph Three. The financial resources arising from this AGREEMENT are not subject to the provisions of Federal Complementary Law No. 151 of 5 August 2015, and

37

their use, including transitory, for purposes other than those provided in this AGREEMENT is prohibited.

Paragraph Four. The resources to be applied directly by the performing institutions must comply with the budgetary principles and the rules and regulations governing the budget performance of public revenue and expenditure, provided that the provisions Section II of this CHAPTER IV - USE BY THE PUBLIC AUTHORITIES OF RESOURCES ARISING FROM THE OBLIGATION TO PAY, shall apply to the FEDERAL GOVERNMENT.

Paragraph Five. Semiannual follow-up meetings will be held between each Executive Branch, the Federal Public Prosecutor’s Office, and the respective judicial institutions, in which transparency will be given on planning, including the scope, execution, and expected results of the actions to be carried out with the amounts of the OBLIGATION TO PAY of the AGREEMENT. Extraordinary meetings may occur at the request of the Judicial Institutions or the Executive Branches to clarify the actions to be carried out.

Paragraph Six. The State of Espírito Santo will make available to the Federal Public Prosecutor’s Office, the Public Prosecutor’s Office of Espírito Santo, and the State Public Defender’s Office access to the computerized system that contains information on the planning and execution of the actions to be carried out with the amounts of the OBLIGATION TO PAY of the AGREEMENT, to enable the follow-up and monitoring of these actions.

Clause 20. The funds related to the OBLIGATION TO PAY of the AGREEMENT shall be applied primarily in the region of the Rio Doce River Basin in the States of Minas Gerais and Espírito Santo and on the northern coast of Espírito Santo and Anchieta/ES, unless otherwise expressly provided for in this AGREEMENT. In any case, the projects, initiatives and actions to be developed with resources from the AGREEMENT shall benefit the geographic region of the States of Minas Gerais and Espírito Santo.

Clause 21. For ANNEX 12 – STATE INITIATIVES and ANNEX 18 – FLOOD RESPONSE AND ENVIRONMENTAL AND PRODUCTIVE RECOVERY OF THE BANKS OF THE DOCE RIVER, which deal with the actions that will be carried out exclusively by the State

38

Executive Branches, each State may issue subsequent administrative acts to discipline the internal organization together with its own bodies and entities.

Clause 22. For ANNEX 8 – HEALTH, ANNEX 9 – BASIC SANITATION, ANNEX 10 – FISHING, ANNEX 13 – INTERFEDERATIVE COOPERATION OF MOBILITY INFRASTRUCTURE, and ANNEX 21 – COMMUNICATION AND TRANSPARENCY, which involve actions for the performance by the State Executive Branches and the Federal Executive Branch, the details of responsibilities provided for in each specific ANNEX shall apply.

Clause 23. The amounts subject to the OBLIGATION TO PAY that are transferred to the PUBLIC AUTHORITY must be subject to specific accounting registration, separately from the entry of the resource and its progressive expenditure, to identify and make the application transparent, expressly prohibiting the confusion of assets and/or common accounting registration between the resources arising from this AGREEMENT, their destination and those arising from other revenues of the public entity.

Clause 24. Any support structures, logistics, consultancies, computerized systems, temporary support of personnel, and temporary expenses directed to the performance any actions with resources from the OBLIGATION TO PAY may be procured by the responsible institution, respecting the provisions of each ANNEX.

Paragraph One. The use of resources from the OBLIGATION TO PAY of this AGREEMENT for ordinary personnel expenses and for projects not related to this AGREEMENT will not be admitted.

Paragraph Two. Resources from the OBLIGATION TO PAY referred to in ANNEX 17 - ENVIRONMENTAL ACTIONS OF THE FEDERAL GOVERNMENT may be used for the costs of (i) management, administrative, technological, and social communication support for the implementation of the initiatives dealt with in that annex and, (ii) monitoring and supervision of the OBLIGATIONS TO PERFORM related to ANNEX 16 - ENVIRONMENTAL RECOVERY PLAN that are under the GOVERNANCE of the FEDERAL GOVERNMENT and the measures of ANNEX 19 - TRANSITION AND

39

TERMINATION OF PROGRAMS, MEASURES, RESPONSIBILITIES AND OBLIGATIONS ARISING FROM DAM FAILURE AND ITS CONSEQUENCES that are under the GOVERNANCE of the FEDERAL GOVERNMENT, at the discretion of the Ministry of Environment and Climate Change, subject to the provisions of the Paragraph Three of this Clause.

Paragraph Three. Resources from the OBLIGATION TO PAY referred to in ANNEX 3 - INDIGENOUS, QUILOMBO AND TRADITIONAL COMMUNITIES AND PEOPLES may be used for the costs of (i) management, administrative, technological, and social communication support for the implementation of the initiatives dealt with in that annex and, (ii) monitoring and supervision of transition measures related to PGs 03 and 04 contained in ANNEX 19 - TRANSITION AND TERMINATION OF PROGRAMS, MEASURES, RESPONSIBILITIES AND OBLIGATIONS ARISING FROM DAM FAILURE AND ITS CONSEQUENCES, at the discretion of the Ministries listed in Clause 36, item I.

Paragraph Four. Resources from the OBLIGATION TO PAY referred to in ANNEX 12 –STATE INITIATIVES may be used for the costs of (i) management, administrative, technological, and social communication support for the implementation of the initiatives dealt with in that annex and, (ii) monitoring and supervision of the OBLIGATIONS TO PERFORM related to ANNEX 17 – ENVIRONMENTAL RECOVERY PLAN that are under the GOVERNANCE of the respective STATES, as well as the measures under state GOVERNANCE contained in ANNEX 19 – TRANSITION AND TERMINATION OF PROGRAMS, MEASURES, RESPONSIBILITIES AND OBLIGATIONS ARISING FROM DAM FAILURE AND ITS CONSEQUENCES, at the discretion of the responsible State Executive Branch.

Clause 25. Any socio-environmental and socio-economic demands highlighted by the Federal Public Prosecutor’s Office, the Public Prosecutor’s Office of the State of Minas Gerais, and the Public Prosecutor’s Office of the State of Espírito Santo as priorities due to claims by those affected or public or private organizations of social interest, after the initiation and formalization in administrative procedures, and based on technical criteria, may be forwarded to the performing institution for evaluation of inclusion in programs,

40

projects, and actions to be executed, subject to the requirements and limits for the allocation of resources provided for in this AGREEMENT.

Clause 26. The FEDERAL GOVERNMENT and the States of Minas Gerais and Espírito Santo will designate focal points to receive requests for clarification from the Judicial Institutions regarding the fulfillment of the obligations related to the AGREEMENT, committing to present the answers in a prompt, complete, and reasoned manner.

Clause 27. RENOVA FOUNDATION, PROMISEE, SHAREHOLDERS, and RELATED PARTIES will not be responsible for the management of the funds deposited in the account(s) or fund(s) created or provided for in this AGREEMENT or transferred by any means to the PUBLIC AUTHORITY for the performance of the actions and projects under its responsibility, nor for any errors, damages or failures in the performance of the respective measure, work or project to which the amounts are intended, for any additional costs arising therefrom or for the partial or full nonfulfillment of the intended objective, which will be the exclusive responsibility of the performing institution.

Clause 28. The establishment of Public or Private Funds to manage the funds arising from this AGREEMENT must comply with the following minimum criteria:

I.	Prohibition of allocation of resources for purposes other than those of the AGREEMENT;
II.	Existence of transparency and accountability mechanisms;
III.	Keep records of information on investments and allocation of the funds;
IV.	Adopt internal mechanisms and procedures for integrity, auditing and encouraging the reporting of irregularities;
V.	Submission of the Fund’s annual financial statements to audit, without prejudice to control mechanisms.

Section II - FINANCIAL GOVERNANCE OF THE FEDERAL GOVERNMENT FOR THE OBLIGATION TO PAY

41

Clause 29. The resources allocated to projects, actions, and collective compensatory measures of a socioeconomic and socio-environmental nature arising from the OBLIGATION TO PAY provided for in this AGREEMENT, which will be under the management of the FEDERAL GOVERNMENT, will be deposited in a private fund, called “Rio Doce Fund.”

Clause 30. The National Economic and Social Development Bank - BNDES will establish the Rio Doce Fund, and its regulation will be defined by Decree of the President of the Republic, in compliance with the COURT APPROVAL of this AGREEMENT.

Paragraph One. The FEDERAL GOVERNMENT shall inform PROMISEE and/or the RENOVA FOUNDATION about the effective constitution of the Rio Doce Fund and the respective data for making the payments provided in ANNEX 22 – FINANCIAL DISBURSEMENT SCHEDULE OF THE OBLIGATION TO PAY. PROMISEE and/or RENOVA FOUNDATION, SHAREHOLDERS, and/or its RELATED PARTIES cannot be held responsible for any delay in the constitution of the Rio Doce Fund that makes it impossible to comply with ANNEX 22 – SCHEDULE OF FINANCIAL DISBURSEMENT OF THE OBLIGATION TO PAY.

Paragraph Two. The expenses incurred by the BNDES for the establishment and maintenance of the Rio Doce Fund will be covered by the funds allocated to it.

Paragraph Three. While the fund referred to in the main section is not established, the resources subject to this AGREEMENT may be transferred directly to BNDES, which shall keep them in provisional custody until the full subscription of the shares, in accordance with this AGREEMENT.

Paragraph Four. During the interim period referred to in Paragraph Three, the transferred resources shall be remunerated by National Economic and Social Development Bank - BNDES, on a pro-rata die basis, at the average adjusted rate of daily financing calculated in the Special Settlement and Custody System (Selic) for federal public securities, as disclosed by the Central Bank of Brazil, or by another rate that may legally replace it.

42

Paragraph Five. The resources transferred to BNDES under the terms of Paragraph Three of this Clause and the income provided for in Paragraph fourth do not form part of BNDES’s assets and shall not be commingled with its equity and must be maintained in accounting segregation.

Paragraph Six. If the fund referred to in the main section is not created, the resources transferred to BNDES pursuant to Paragraph three and their respective remuneration provided for in Paragraph Four shall be allocated as directed by the FEDERAL GOVERNMENT, in accordance to the use of proceeds and goals provided for this AGREEMENT.

Paragraph Seven. The resources shall bear the expenses incurred by BNDES for establishing the fund contributed to it.

Paragraph Eight. The resources arising from the OBLIGATION TO PAY constitute an obligation to restore through financial consideration and are not public revenue.

Paragraph Nine. The resources of the Rio Doce Fund, when intended to fund actions to be directly performed by the Federal Public Administration, must be transferred to the FEDERAL GOVERNMENT, according to the governing budget legislation.

Clause 31. The Rio Doce Fund will be created, administered, managed, and represented in court and out of court by the National Development Bank – BNDES, which will transfer or use directly or indirectly the resources, as provided for in the Decree referred to in Clause 30 or resolutions of the Rio Doce Fund Management Committee established in Clause 32 below.

Paragraph One. PROMISEE and/or RENOVA FOUNDATION, responsible for the OBLIGATION TO PAY, will assign to the FEDERAL GOVERNMENT, concerning the amounts contributed to the Rio Doce Fund, all the rights of a quotaholder, including ownership of the quotas.

43

Paragraph Two. The assets and rights that are part of the Rio Doce Fund property, as well as its proceeds and earnings, do not communicate with the property of the federal financial institution, such assets and rights subject to the following restrictions:

I.	they are not part of the assets of the federal financial institution;
II.	they are not directly or indirectly liable for any obligation of the federal financial institution;
III.	they are not part of the list of assets and rights of the federal financial institution for the purpose of judicial or extrajudicial liquidation;
IV.	they cannot be given as collateral for the debt of the federal financial institution’s operation;
V.	they are not subject to enforcement by any creditors of the federal financial institution, regardless of any such creditors seniority; and
VI.	no mortgage, lien, charge or encumbrances may be granted on any real property that becomes part of its assets.

Clause 32. A Management Committee of the resources of the Rio Doce Fund will be established, which will be responsible:

I.	to approve its internal regulations;
II.	to establish the guidelines and regulations of the actions referred to in this AGREEMENT, in articulation with the Ministries listed in Clause 36.
III.	to prepare and approve an annual plan for the application of the fund’s resources and its amendments, subject to the provisions of this AGREEMENT, in articulation with the Ministries listed in Clause 36.
IV.	to approve the reports on the execution of the annual plan for the application of the resources of the Rio Doce Fund.

44

Sole Paragraph. The rules of operation of the Management Committee of Rio Doce Fund or any other pertinent collegiate bodies, and of the governance of the execution of resources shall be governed by a Decree of the President of the Republic.

Clause 33. The Rio Doce Fund bylaws shall provide, among other aspects to be regulated in the Decree referred to in Clause 30, on:

I.	the allocation of resources, the guidelines, and the regulation of the actions of this AGREEMENT under the responsibility of the FEDERAL GOVERNMENT, defined by the Management Committee of the Rio Doce Fund.
II.	the form of remuneration of the institution administering the fund;
III.	the sanctions applicable in the event of non-compliance with the terms agreed with the recipients of the fund’s resources;
IV.	the hiring of partner institutions of any nature to achieve its purposes;
V.	the investment policy;
VI.	the governance of the Rio Doce Fund, which must include rules regarding:

a) active transparency;

b) the control of the execution of resources, including by external control bodies;

c) auditing; and

VII.	the competence of the institution managing the fund to resolve the management of Rio Doce Fund and disposal of the fund’s assets and rights, ensuring its profitability and liquidity maintenance.

Sole Paragraph. The amounts not used or executed in disagreement with the application plan must be returned to the Rio Doce Fund under the terms of its bylaws.

Clause 34. In the event of non-application of all resources, the remaining balance must be transferred to the FEDERAL GOVERNMENT.

45

Clause 35. National Economic and Social Development Bank - BNDES will sign this AGREEMENT as a consenting intervenor.

Sole Paragraph. The intervention-consent to be given by BNDES is limited to the rules related to the operationalization of the Rio Doce Fund provided for herein, and does not represent consent or approval on its part of the other provisions of this AGREEMENT.

Section III - THEMATIC GOVERNANCE OF THE FEDERAL GOVERNMENT FOR THE OBLIGATION TO PAY

Clause 36. For the actions and programs that are the responsibility of the FEDERAL GOVERNMENT, resulting from the OBLIGATION TO PAY referred to in this AGREEMENT, the finanial management will be carried according to clauses 29 to 35 as well as the following distribution, for thematic management:

I.	The management of actions and projects aimed at Indigenous Peoples, Quilombo, and Traditional Communities for the purposes of public policies aimed at this public and to enable consultation and monitoring of the measures referred to in ANNEX 3 – INDIGENOUS PEOPLES, QUILOMBOS, TRADITIONAL PEOPLES AND COMMUNITIES shall be jointly overseen by the Ministry of Agrarian Development and Family Agriculture, the Ministry of Racial Equality and the Ministry of Indigenous Peoples;
II.	The management of the Income Transfer Program, provided for in ANNEX 4 – INCOME TRANSFER PROGRAM (PTR), will be the responsibility of the Ministry of Agrarian Development and Family Agriculture, with regard to the public of family farmers, and of the Ministry of Fisheries and Aquaculture, with regard to the public of fishermen;
III.	The management of the actions and projects of the Economic Recovery Program – Productive Promotion Axis, provided for in ANNEX 5 – PROGRAM TO INCENTIVE EDUCATION, SCIENCE, TECHNOLOGY AND INNOVATION, PRODUCTION AND ECONOMIC RECOVERY (PRE), shall be the responsibility of the Ministry of Social Development and Fight against Hunger;

46

IV.	The management of the actions and projects of the Economic Recovery Program – Axis for the Promotion of Agricultural and Forestry Production Chains, provided for in ANNEX 5 – PROGRAM TO INCENTIVE EDUCATION, SCIENCE, TECHNOLOGY AND INNOVATION, PRODUCTION AND ECONOMIC RECOVERY (PRE)), shall be the responsibility of the Ministry of Agrarian Development and Family Agriculture, in articulation with the Ministry of Agriculture and Livestock;
V.	The management of the actions and projects of the Resumption Program – Axis for the Promotion of Education, Science, Technology, and Information, provided for in ANNEX 5 – PROGRAM TO INCENTIVE EDUCATION, SCIENCE, TECHNOLOGY AND INNOVATION, PRODUCTION AND ECONOMIC RECOVERY (PRE) will be the responsibility of the Ministry of Mines and Energy, in articulation with the Ministry of Education and the Ministry of Science, Technology, and Innovation;
VI.	The management of the actions for the implementation of the Federal Council for Social Participation of the Doce River Basin and the Popular Fund of the Doce River Basin, provided for in ANNEX 6 – SOCIAL PARTICIPATION, shall be the responsibility of the General Secretariat of the Presidency of the Republic;
VII.	The management of the Independent Technical Advisories/Assistance, provided for in ANNEX 6 – SOCIAL PARTICIPATION, shall be the responsibility of the Ministry of Agrarian Development and Family Agriculture;
VIII.	The management of the actions to strengthen the Unified Social Assistance System, provided for in ANNEX 7 – STRENGTHENING OF THE UNIFIED SOCIAL ASSISTANCE SYSTEM, shall be the responsibility of the Ministry of Social Development and Fight against Hunger;
IX.	The management of actions and projects related to Health, referred to in ANNEX 8 – HEALTH, as far as the FEDERAL GOVERNMENT is concerned, shall be the responsibility of the Ministry of Health;

47

X.	The management of the Sanitation programs and projects referred to in ANNEX 9 – BASIC SANITATION, as far as the FEDERAL GOVERNMENT is concerned, shall be the responsibility of the Special Secretariat of the Partnerships and Investments Program of the Chief of Staff of the Presidency of the Republic, in articulation with the Ministry of Cities;
XI.	The management of actions and projects related to Fisheries, referred to in ANNEX 10 – FISHING, as far as the FEDERAL GOVERNMENT is concerned, shall be carried out jointly between the Ministry of Environment and Climate Change and the Ministry of Fisheries and Aquaculture;
XII.	The management of actions and projects related to interfederative cooperation on mobility infrastructure, referred to in ANNEX 13 – INTERFEDERATIVE COOPERATION ON MOBILITY INFRASTRUCTURE, as far as the FEDERAL GOVERNMENT is concerned, shall be carried out by the Ministry of Transport;
XIII.	The management of actions and projects to reinforce inspection activities in the prevention and mitigation of risks in mining, provided for in ANNEX 14 – REINFORCEMENT OF INSPECTION ACTIVITIES OF THE FEDERAL GOVERNMENT IN THE PREVENTION AND MITIGATION OF RISKS IN MINING, shall be the responsibility of the Ministry of Mines and Energy;
XIV.	The management of actions and projects to offset the socio-environmental impact, under the terms of ANNEX 17 – FEDERAL ENVIRONMENTAL ACTIONS, shall be the responsibility of the Ministry of Environment and Climate Change;
XV.	The management of resources related to social security reimbursement, provided for in ANNEX 20 – SOCIAL SECURITY REIMBURSEMENT, shall be the responsibility of the National Institute of Social Security;

Paragraph One. Within 15 calendar days after the COURT APPROVAL of the AGREEMENT, each Ministry and entity listed in items I to XVII shall designate a holder and an alternate, responsible, in each body, for the coordination of the projects and programs arising from the OBLIGATION TO PAY of this AGREEMENT, and due

48

disclosure shall be given on the Transparency Portal provided for in ANNEX 21 – COMMUNICATION AND TRANSPARENCY.

Paragraph Two. For the actions of the FEDERAL GOVERNMENT provided for in this AGREEMENT, the semiannual meetings referred to in Clause 19, Paragraph Five, shall be convened and held by the Ministries and entities responsible for the management of projects and programs, as distributed in items I to XVII.

Paragraph Three. The Ministries listed in items I to XVII may delegate management competence to their related entities.

SECTION IV – MANAGEMENT OF OBLIGATIONS BY JUSTICE INSTITUTIONS

Clause 37. The Justice Institutions identified below will collectively manage the obligations listed in this section:

I.	Federal Public Prosecutor’s Office;
II.	Public Prosecutor’s Office of Espírito Santo;
III.	Public Prosecutor’s Office of Minas Gerais;
IV.	Public Defender’s Office of Espírito Santo;
V.	Public Defender’s Office of Minas Gerais; and,
VI.	Public Defender’s Office of the Union.

First paragraph. Within ten (10) business days after the JUDICIAL APPROVAL of this AGREEMENT, the Justice Institutions listed above are obliged to indicate, by act of the highest leader, the incumbent and alternate responsible in each Justice Institution for the execution of the AGREEMENT.

Second paragraph. The collective decisions of the Justice Institutions will be adopted by a simple majority, in a deliberation in which the PROMISORS indicated in the main section will participate.

49

Clause 38. The Institutions of Justice shall be exclusively responsible for (i) the governance of the obligations to do regarding the (i.a) Communication, Participation, Dialogue and Social Control Program (PG-06), (i.b) National and International Communication Program (PG-36) provided for in ANNEX 19 – TRANSITION AND CLOSURE OF PROGRAMS, MEASURES, RESPONSIBILITIES AND OBLIGATIONS ARISING FROM THE DISRUPTION AND ITS DEVELOPMENTS and, (ii) the management of the funds arising from the obligations to pay regarding the Support Structure and Socioenvironmental Projects specified in Clause 4, item II, subitem f, article 2 and to the Program for Women specified in Clause 4, item II, subitem f, article 1.

Clause 39. The GOVERNANCE of ANNEX 2 – INDIVIDUAL INDEMNITIES will be autonomous in each state and will be the responsibility of the JUSTICE INSTITUTIONS of the respective territorial extension. For the initiatives in the State of Minas Gerais, the GOVERNANCE shall be composed of the FEDERAL PUBLIC PROSECUTOR’S OFFICE, THE FEDERAL PUBLIC DEFENDER’S OFFICE, THE PUBLIC PROSECUTOR’S OFFICE OF MINAS GERAIS and the PUBLIC DEFENDER’S OFFICE OF MINAS GERAIS. For the initiatives in the State of Espírito Santo, the GOVERNANCE shall be composed of the FEDERAL PUBLIC PROSECUTOR’S OFFICE, THE FEDERAL PUBLIC DEFENDER’S OFFICE, THE PUBLIC PROSECUTOR’S OFFICE OF ESPÍRITO SANTO and the PUBLIC DEFENDER’S OFFICE OF ESPÍRITO SANTO.

Clause 40. The Program for Women is hereby created, to which the amount of one billion reais (BRL 1,000,000,000.00) is earmarked, for initiatives to be implemented and managed by the Institutions of Justice for the benefit of women in the Rio Doce Basin and the northern coast of the State of Espírito Santo.

Clause 41. Sixty million (BRL 60,000,000.00) will be allocated to the support structure of the Justice Institutions.

Clause 42. Two million reais (BRL 200,000,000.00) will be allocated to Socio-Environmental Projects to be defined by the Justice Institutions, to be executed in the States of Minas Gerais and/or Espírito Santo, preferably in the Rio Doce Basin and the northern coast of the State of Espírito Santo.

50

Clause 43. The results of the initiatives appointed in clauses 40, 41 and 42 shall also be disclosed on the Single Portal of this AGREEMENT, as per ANNEX 21 - COMMUNICATION AND TRANSPARENCY.

Clause 44. The use of the funds arising from this AGREEMENT will not be permitted for ordinary personnel expenses, for projects not related to this AGREEMENT, or for contracting an AUDIT of the OBLIGATION TO PAY.

Clause 45. In the event that the amounts indicated in clauses 40, 41 and 42 are not used for their respective purposes, the remaining balance at the end of each financial year may be used as decided by the Justice Institutions for projects of socio-environmental interest in the Doce River Basin and the Northern Coast of the State of Espírito Santo.

Clause 46. The amounts allocated to the actions of the previous clauses must be deposited by the PROMISSORY PARTY and/or RENOVA FOUNDATION in a court account linked to a process to be indicated by the Justice Institutions, as per ANNEX 22 – Financial Disbursement Schedule.

Paragraph One. The amount to be deposited in court for the Program for Women referred to in clause 40 will be defined after the entity responsible for its management and operation has been contracted.

Paragraph Two. The PROMISSORY PARTY and/or RENOVA FOUNDATION and the Justice Institutions may agree, by mutual agreement, on a form of deposit different from the main section throughout the performance of this AGREEMENT, with the objective of improving its execution.

Clause 47. In order to implement the Women’s Program, the Justice Institutions shall submit a Term of Reference for the contracting, by the PROMISSORY, of an entity with a recognized capacity to operate the program that will be managed by the Justice Institutions.

Paragraph One. The payment for the contract established in this clause shall be made directly by the PROMISSORY and/or FUNDAÇÃO RENOVA to the entity selected by the

51

Justice Institutions to manage and operate the program referred to in this Clause. The amount corresponding to the contract shall comprise the total amount referred to in Clause 40 above and shall be deducted from the installments allocated for this initiative in ANNEX 22 – FINANCIAL DISBURSEMENT SCHEDULE OF THE OBLIGATION TO PAY.

Paragraph Two. Once the Terms of Reference are made available by the Justice Institutions, the PROMISSORY shall conduct a selection process to obtain technical and commercial proposals from companies interested in managing and operating the program. The proposals received will be made available to the Justice Institutions within 60 days of the Terms of Reference being made available so that they can select the entity to be contracted.

Paragraph Three. The PROMISOR must formalize the contracting of the selected entity within 60 days of the Justice Institutions being notified of the selection of the entity to be contracted for the management and operation of the program.

Paragraph Four. The selection process will only begin when the Terms of Reference are made available and there are sufficient resources available for this initiative in ANNEX 22 – FINANCIAL DISBURSEMENT SCHEDULE FOR THE OBLIGATION TO PAY

Paragraph Five. The Justice Institutions will be consenting parties in the contract between the PROMISEE and the entity responsible for managing and operating the program and will carry out the technical and operational management of the services to be provided by the latter. The PROMISEE will only make the payment of the consideration provided for in the contract after approval by the Justice Institutions.

Paragraph Six. The PROMISEE, the SHAREHOLDERS and/or RELATED PARTIES will not interfere or be held liable for such services and/or any other aspects of the program, including the criteria for selecting the program’s initiatives.

52

CHAPTER V

OBLIGATIONS TO PERFORM

Clause 48. The OBLIGATIONS TO PERFORM of Samarco and/or the RENOVA FOUNDATION related to the DAM FAILURE are redefined in this AGREEMENT, according to the criteria and adjustments contained herein, as well as in its respective ANNEXES.

Clause 49. As provided for in Clause 1, paragraph six, the OBLIGATIONS TO PERFORM provided for in this AGREEMENT fully replace all the obligations to perform provided for in the agreements that are related to the DAM FAILURE and its impacts, so that SAMARCO and/or the RENOVA FOUNDATION will not remain obliged to carry out any of the actions previously established and that have not yet been fulfilled, except as otherwise established in this AGREEMENT.

Paragraph One. The OBLIGATIONS TO PERFORM of SAMARCO and/or the RENOVA FOUNDATION are governed by clear, objective and measurable indicators and delivery milestones, defined in this AGREEMENT and its ANNEXES, based on Brazilian legislation and applicable Brazilian technical standards, which will be considered fully complied once the respective objective delivery milestones, goals and indicators, have been achieved, as verified by the governance, in accordance with this AGREEMENT.

Paragraph Two. Any changes to said delivery milestones or to the schedules approved by the competent GOVERNANCE may only occur on an exceptional basis, duly technically justified and when necessary for the fulfillment of the respective obligation, and must be formalized by mutual agreement between the PARTIES.

Clause 50. The PROMISEE and the RENOVA FOUNDATION undertake to perform the OBLIGATIONS TO PERFORM provided for in the actions/projects/programs defined in Clause 4, item IV.

Clause 51. SAMARCO or the RENOVA FOUNDATION, in agreement with the competent GOVERNANCE, may replace certain OBLIGATIONS TO PERFORM with another with

53

equivalent results, if disproportionate negative socio-environmental impacts are proven as a result of the reparatory measure, unfeasibility or impossibility of compliance, after evaluation by the competent body.

Clause 52. Exceptionally and justifiably, the PARTIES, in agreement with the competent GOVERNANCE, may replace a certain OBLIGATION TO PERFORM with an obligation to pay, subject to the respective financial value to be defined at the time of the conversion of the obligation, if disproportionate negative socio-environmental impacts are proven as a result of the reparatory measure, unfeasibility or impossibility of compliance, after evaluation by the competent body.

Clause 53. Considering the public interest of the measures, works and actions established under this AGREEMENT, the authorization or licensing procedures to be carried out with the Executive Branch of the State of Minas Gerais, the State of Espírito Santo and the FEDERAL GOVERNMENT and their respective related or subordinate entities, shall observe the reasonable duration of the process and the means that ensure its expedite processing, as a priority, subject to the applicable legislation, aiming at efficiency in the execution of the measure, in favor of the common interest.

Clause 54. The PROMISORS, within the scope of their competences, will make their best efforts with the competent bodies and entities to, once the legal requirements are met, issue consent or statements necessary for the formalization and conclusion of the authorization, grant or licensing processes, in order to provide the necessary information and documents and ensure the proper progress of the respective procedures.

Clause 55. In the event of delays caused by the PROMISORS and/or the PUBLIC AUTHORITIES for the evaluation of the documents, issuance of licenses, opinions and authorizations necessary for the execution of the OBLIGATIONS TO PERFORM assumed by the PROMISEE and/or the RENOVA FOUNDATION, which compromise the schedule of activities, adjustments may be made, limited to the proportional extent of the delays.

54

Paragraph One. The PROMISEE and/or the RENOVA FOUNDATION will submit to the GOVERNANCE for approval a proposal for adjustments to the schedule and projects for the implementation of the actions, limited to the proportional extent of the delays caused by the PROMISORS and/or the PUBLIC AUTHORITIES, duly proven.

Paragraph Two. Adjustments and changes to schedule will not characterize default by the PROMISEE and/or the RENOVA FOUNDATION, as provided in Clause 75 below in “CHAPTER X – PENALTIES”.

Clause 56. In the event of continued default, inaction, omission or delay by the PROMISEE exceeding thirty (30) days, as of the notice provided for in Chapter IX - Penalties, in the performance of any of the OBLIGATIONS TO PERFORM, the GOVERNANCE will notify the SHAREHOLDERS of the need to start and/or resume the fulfillment of the obligation, granting them a period of up to thirty (30) days to decide between the following measures:

I.	providing the necessary capital to the PROMISEE, in proportion to their respective equity stake at the time of the DAM FAILURE, to enable the resumption of compliance with the respective OBLIGATION TO PERFORM; or
II.	hiring a third party to carry out the resumption of the respective OBLIGATION TO PERFORM in substitution of the PROMISEE, preferably for a temporary period, and the costs of such contracting will be shared in accordance with item I.

Paragraph One. After the deadline has elapsed and the alternative has been elected, the SHAREHOLDERS shall communicate the decision to the GOVERNANCE and shall begin its implementation within forty-five (45) days in the case of item II, and fifteen (15) days in the case of item I.

Paragraph Two. The provisions of this clause also apply in the event of bankruptcy, any type of closure or reduction of activities that impact the fulfillment of the obligations arising from this AGREEMENT by the PROMISEE.

55

Clause 57. In the event of asset exhaustion or insolvency, or due to impossibility or inability, including technical, to comply with the obligation to perform and/or to pay agreed upon by the SHAREHOLDERS in Clauses 17 and 56 above, the PUBLIC AUTHORITIES may adopt legal measures for full compliance with the OBLIGATION TO PAY and the OBLIGATIONS TO PERFORM provided for in this AGREEMENT vis-à-vis the SHAREHOLDERS.

CHAPTER VI

GOVERNANCE OF THE OBLIGATIONS TO PERFORM

SECTION I – GENERAL PROVISIONS

Clause 58. This CHAPTER provides for the GOVERNANCE of the OBLIGATIONS TO PERFORM defined in “CHAPTER V – OBLIGATIONS TO PERFORM

Paragraph One. The governance over the projects, measures and actions defined in this AGREEMENT (“GOVERNANCE”) will be guided by the simplicity of decision-making procedures, with the prevalence of the decision of the legally competent bodies, when applicable, avoiding antagonistic positions between them and the GOVERNANCE, with a clear definition of the attributions and respect for the autonomy and legal attributions of public institutions.

Paragraph Two. The decisions or requests of the GOVERNANCE will be expressly motivated and based on the provisions of this AGREEMENT, national legislation and/or the relevant national technical standards.

Clause 59. The competent and responsible entity for the GOVERNANCE may hear the other entities for decision-making, in a formal non-binding statement, within the original period of evaluation of the responsible entity.

Clause 60. The attributions of the GOVERNANCE of the OBLIGATIONS TO PERFORM,:

I.	Monitoring and supervision of the performance of the OBLIGATIONS TO PERFORM, which may be subsidized, when necessary, at the discretion of the

56

PROMISORS responsible for the respective GOVERNANCE, by non-binding evaluation of the respective AUDIT/CONSULTING FIRM hired pursuant to the terms of this AGREEMENT;

II.	Definition of complementary technical guidelines, provided that they are grounded, substantiated on Brazilian normative acts, as to specific details of the OBLIGATIONS TO PERFORM of the RENOVA FOUNDATION and/or the PROMISEE, when they have not been specified in the ANNEXES of this AGREEMENT, or when their specification is essential for the fulfillment of the OBLIGATION TO PERFORM;
III.	Verification of compliance with the OBLIGATIONS TO PERFORM of the PROMISEE and/or the RENOVA FOUNDATION and issue releases for them in case of achievement of the goals or deliveries established in the ANNEXES of this AGREEMENT, when the release is provided for in this AGREEMENT.

Paragraph One. The analysis of the issuance of a release by the GOVERNANCE will be based on the criteria and delivery milestones provided in this AGREEMENT and in the respective ANNEXES, and shall be legally and technically grounded, substantiated exclusively on the applicable national

Paragraph Two. In the event that the entity responsible for the GOVERNANCE does not state the obligation on the release of the obligation, within the period set forth in this agreement, this fact may be communicated to the Judge of the 4th Federal Civil and Agrarian Court of the Judicial Section of Belo Horizonte by the PROMISEE and/or the SHAREHOLDERS, so that compliance with the OBLIGATION TO PERFORM is stated and its respective release declared.

Clause 61. Each ANNEX that deals with the OBLIGATIONS TO PERFORM of the AGREEMENT will indicate the GOVERNANCE responsible for each obligation separately, or for the set of obligations of the ANNEX, if applicable.

Clause 62. The hired AUDIT(s) may support the responsible GOVERNANCE in the monitoring of the OBLIGATIONS TO PERFORM, at the discretion of the respective

57

promisor(s) responsible for the GOVERNANCE of each measure, to assess the achievement of the goals and delivery milestones agreed upon in this AGREEMENT and on a non-binding technical-opinionated basis.

Paragraph One. The responsible GOVERNANCE, at its discretion, may require the AUDIT to carry out analyses, inspections and other diligences, such as the production of evaluations, technical notes, opinions, reports and the like, as necessary to technically support its analyses on the fulfillment of the OBLIGATIONS TO PERFORM.

Paragraph Two. The conclusions of the AUDIT are not binding, but will support the responsible GOVERNANCE in decision-making, and should not be interpreted in the sense of creating additional obligations to the RENOVA FOUNDATION, the PROMISEE and the SHAREHOLDERS.

Subsection A – State governance of the OBLIGATIONS TO PERFORM

Clause 63. The state governance will be exercised in a collegiate manner by the respective promisors of the State, designated the State Committee:

I.	Executive Branch of each State
II.	Public Prosecutor’s Office of each State;
III.	Public Defender’s Office of each State.
IV.	Federal Public Prosecutor’s Office.

Paragraph One. The executive secretariat to articulate the actions in the state governance will be exercised by the respective State Executive Branch, through the coordination of the Pro-Doce River Management Committee of each State.

Paragraph Two. Within five (5) business days after the COURT APPROVAL of this AGREEMENT, the PROMISORS undertake to indicate to the Pro- Doce River Management Committee of each State, by act of the top officer, holder (strategic level), deputy holder (tactical level) and alternate responsible in each Institution for the

58

performance of the AGREEMENT, who will have the authority to formally represent the institution on any issues related to the performance of this AGREEMENT.

Paragraph Three. The collegiate decisions of the GOVERNANCE will be adopted by majority, in a resolution in which the Promisors indicated in item 3.1 above will participate, and will bind all the Promisors.

Subsection B – Federal Governance of the OBLIGATIONS TO PERFORM

Clause 64. The federal governance of the OBLIGATIONS TO PERFORM shall be exercised independently by their Ministries and entities, in accordance with this Subsection.

Paragraph One. The Ministries listed in this Subsection are entitled to delegate the GOVERNANCE that is incumbent upon them to their respective related entities.

Paragraph Two. Each entity or body responsible for the GOVERNANCE will hold semiannual meetings with the Federal Public Prosecutor’s Office, in order to present the progress of the OBLIGATIONS TO PERFORM, and extraordinary meetings may be called.

Clause 65. It will be the responsibility of the federal GOVERNANCE, as listed below, to monitor the following OBLIGATIONS TO PERFORM of the RENOVA FOUNDATION and/or the PROMISEE:

I.	The governance of the actions related to ANNEX 16 – ENVIRONMENTAL RECOVERY PLAN that are under the responsibility of the FEDERAL GOVERNMENT shall be the responsibility of the Ministry of Environment and Climate Change or its related entities, in accordance with the aforementioned ANNEX;
II.	The governance of any actions and projects provided for in ANNEX 3 – INDIGENOUS PEOPLES, QUILOMBOS, TRADITIONAL PEOPLES AND COMMUNITIES shall be the responsibility of the Ministry of Indigenous Peoples,

59

the Ministry of Racial Equality and the Ministry of Agrarian Development and Family Agriculture;

III.	The governance of the actions provided for in ANNEX 19 – TRANSITION AND TERMINATION OF PROGRAMS, MEASURES, RESPONSIBILITIES AND OBLIGATIONS ARISING FROM THE DAM FAILURE AND ITS CONSEQUENCES, is detailed therein.

Sole Paragraph. Within fifteen (15) calendar days after the COURT APPROVAL of this AGREEMENT, each Ministry indicated in this Subsection and in ANNEX 19 – TRANSITION AND TERMINATION OF PROGRAMS, MEASURES, RESPONSIBILITIES AND OBLIGATIONS ARISING FROM DAM FAILURE AND ITS CONSEQUENCES shall designate a member and an alternate, responsible, in each body, for the execution of the governance of this AGREEMENT, and due disclosure shall be given on the Transparency Portal provided for in ANNEX 21 – COMMUNICATION AND TRANSPARENCY.

Clause 66. In the exercise of the GOVERNANCE, the responsible federal entities may request the statement from the state governances, on a non-binding basis, of other the PROMISORS, as well as be urged by them to provide clarifications on issues related to the fulfillment of the obligations referred to in Clause 65.

CHAPTER VII

AUDIT OF THE OBLIGATIONS TO PERFORM

Clause 67. The OBLIGATIONS TO PERFORM of this AGREEMENT that remain under the responsibility of SAMARCO and/or the RENOVA FOUNDATION may be subject to independent external audits, at the discretion of the respective GOVERNANCE (“AUDIT”).

Clause 68. The AUDIT(s) will aim to evaluate the monitoring of the OBLIGATIONS TO PERFORM and the achievement of the deliveries or metrics agreed upon for each OBLIGATION TO PERFORM under the responsibility of SAMARCO and/or the RENOVA

60

FOUNDATION, according to the respective ANNEXES of this AGREEMENT, based on national legislation and/or the relevant national technical standards.

Paragraph One. Two (2) AUDITS will be hired, one of which is responsible for the evaluation of the OBLIGATIONS TO PERFORM of a socio-environmental nature and the other of the OBLIGATIONS TO PERFORM of a socio-economic nature, in accordance with the provisions of this AGREEMENT.

Paragraph Two. The AUDIT of socio-environmental OBLIGATIONS TO PERFORM will also have the consulting scope of assisting the GOVERNANCE in carrying out preparatory activities.

Paragraph Three. The statements of the AUDIT(S) will be made by means of a report or technical note.

Clause 69. The AUDIT(s) must strive for efficiency in the performance of its activities, and the overlapping of analyses and activities of different audits on the same obligation is prohibited.

Clause 70. The GOVERNANCE may request the support of the AUDIT to define supplemental technical guidelines when it is essential to specify them for the fulfillment of the OBLIGATION TO PERFORM, subject to the Clause 49, first paragraph of this AGREEMENT.

Clause 71. The AUDIT(S) will be hired by SAMARCO, according to the guidelines and rules provided in this AGREEMENT for the duration of the OBLIGATION TO PERFORM monitored, subject to the maximum contractual term of five (5) years.

Paragraph One. At the end of the contractual term without completion of the monitored OBLIGATION TO PERFORM, the contractor must deliver to the GOVERNANCE all the work product and/or received by it from SAMARCO and/or the RENOVA FOUNDATION, as well as submit to the GOVERNANCE and the PROMISEE, concurrently, a conclusive and detailed report on the monitoring of the OBLIGATION TO PERFORM, which must be prepared based on Brazilian legislation and Brazilian technical standards.

61

Paragraph Two. In the event of a justified need to continue with the AUDIT(S) work to monitor the OBLIGATION TO PERFORM, the new contracting period must comply with the rules in the main section and the process described in Clause 48.

Paragraph Three. The process of hiring the work of the continuity of the AUDIT(s) will follow the procedure provided for in Clause 72.

Paragraph Four. There is no prohibition on hiring the same institution(s) for the continuity of the AUDIT(s) work, as long as, after complying with the obligations of providing material and preparing a report and conclusion with the presentation of milestones achievement criteria of the monitored OBLIGATION TO PERFORM, as provided for in the paragraph one, a new competitive procedure is carried out by SAMARCO and/or the RENOVA FOUNDATION and the institution(s) has presented the best commercial and technical proposals.

Paragraph Five. The institution(s) hired for the continuity of the AUDIT work will not be able to review analyses, recommendations and conclusions of the previous institution(s) regarding the partial release of the monitored OBLIGATION TO PERFORM.

Paragraph Six. In order to ensure the continuity of the AUDIT work in the event of non-completion of the OBLIGATION TO PERFORM within the contractual period of five (5) years, the AUDIT then hired will remain responsible for the monitoring work until the winning audit institution of the competitive procedure is duly hired, so that there is no interruption in the work.

Clause 72. The process of hiring the AUDIT(s) will follow the systematic below:

I.	SAMARCO and/or the RENOVA FOUNDATION shall carry out, within forty-five (45) days after the COURT APPROVAL OF THE AGREEMENT, the bidding process(es) for the selection of institutions with technical qualification to monitor the OBLIGATIONS TO PERFORM, in compliance with the requirements of this CHAPTER VII - AUDIT OF OBLIGATIONS TO DO.;

62

II.	From the end of the bidding process, SAMARCO and/or the RENOVA FOUNDATION shall submit to the GOVERNANCE, within a maximum period of fifteen (15) calendar days, four (4) commercial and technical proposals of the selected institutions;
III.	Within a period of fifteen (15) calendar days, counted from the presentation of the commercial proposals, the respective GOVERNANCE(s), jointly or by majority, shall choose the institution to be hired for each scope of AUDIT, technically and financially justifying its decision. The GOVERNANCE(S) may reject all proposals for good reason, in which case the process must be restarted.
IV.	The hiring of the AUDIT shall be effective within forty-five (45) calendar days, counted from the receipt of the decision of the GOVERNANCE(s);
V.	Within a period of fifteen (15) calendar days after the effective hiring, copies of the contracts shall be sent to the GOVERNANCE(S).

Paragraph One. he minimum qualification criteria to act as an AUDITOR for the OBLIGATIONS TO PERFORM of this AGREEMENT are the following:

I.	of documentation proving technical qualification that includes experience in auditing socio-environmental and/or socio-economic projects, recognized technical quality, expertise and independence;
II.	The following are characterized as valid experiences for socio-environmental and/or socioeconomic projects:

a) Works in place or that have occurred for a maximum of 15 (fifteen) years, with at least one of the experiences in the last five (5) years, and proof of performance in the topics addressed by the socio-environmental or socio-economic OBLIGATIONS TO PERFORM of this AGREEMENT is mandatory, according to the scope that the candidate is interested in providing;

63

b) Minimum performance for two (2) years, as manager or auditor, in projects or programs related to the recovery and response to socio-environmental or socio-economic accidents or disasters, according to the scope that the candidate is interested in providing; and

c) Performance, as a manager or auditor, in socio-environmental or socio-economic recovery projects or programs, according to the scope that the candidate is interested in providing, with a minimum budget of ten million reais (BRL 10,000,000.00), aimed at the recovery of areas affected by environmental accidents or disasters.

III.	Proof of organizational structure and sufficient technical resources to conduct the activities provided for in the contract, through presentation of an organizational chart, personnel, and description of the main tools and methods used in the socio-economic and socio-environmental audit work.
IV.	The teams of professionals of the AUDIT(S) must be fully available to conduct the activities defined in the respective contract, must comply with the deadlines determined therein, and must be composed of at least forty percent (40%) of the team by senior consultants/auditors, with at least ten (10) years of experience, in addition to another 30% of professionals with at least five (5) years of experience in work related to the object of the OBLIGATIONS TO PERFORM to be audited.
V.	Comply with the minimum composition of the team responsible for the project, which must contain a responsible senior coordinator, who will be responsible for the AUDIT, for the audited OBLIGATIONS TO PERFORM.
VI.	The AUDIT professionals must have proven experience in the areas of technical audit, financial audit, project management, always related to issues or projects of a socio-economic or socio-environmental nature, according to the scope that the candidate is interested in providing.
VII.	The financial proposal must observe the market values, and present the following legal documents:

64

a) the Income Statement for the Year (DRE) and the Balance Sheet for the last two (2) years, proving the financial health and economic stability of the company.

b) the Articles of Association or equivalent document updated from the AUDIT FIRM, which proves the regularity of the company and its legal structure.

c) the CNPJ Card, proving the company’s active and regular registration with the Federal Revenue Service.

d) the Negative Certificate for Labor Debts, attesting to the absence of pending issues or irregularities related to labor issues.

e) the FGTS Certificate of Good Standing (CRF), proving that the company is up to date with its obligations related to the Guarantee Fund for Length of Service.

f) Negative or Positive Certificates with Negative Effects of Municipal, State and Federal Taxes, proving the tax regularity of the AUDIT in all tax levels.

VIII.	The AUDIT FIRM may not have a relationship with the PROMISEE, the RENOVA FOUNDATION and the SHAREHOLDERS and cannot have entered into a contract with them in the last three years.

Paragraph Two. After the approval of the responsible team, only the replacement of one professional by another with experience and/or qualification considered equivalent or superior will be admitted.

Paragraph Three. Additional documents may be requested and/or waived from the requirements due to factual impossibility or non-existence in the market, upon request of the PROMISEE and/or the RENOVA FOUNDATION, with approval of the GOVERNANCE(S).

Paragraph Four. The AUDIT FIRM must maintain a representation team in Belo Horizonte/MG and another in Vitória/ES.

65

Paragraph Five. The remuneration of the AUDIT will be subject to the delivery of final reports of each stage of the AUDIT.

Clause 73. The PARTIES agree that, until the conclusion of a new process for hiring the socio-environmental AUDIT, the audit team that already carries out this activity will be maintained based on agreements signed by Samarco with the State Public Prosecutor’s Office of Minas Gerais for the analysis of: (i) Tailings Management; (ii) Reforestation; (iii) Resumption of the activities of the Candonga Hydroelectric Power Plant and (iv) Dyke S4.

Paragraph One. Once the hiring process of the socio-environmental AUDIT is concluded, the audit contracts currently in force referred to in this clause will be terminated.

Paragraph Two. The company currently hired for the activities provided for in this Clause must complete the work and deliver a conclusive report, according to the stage of reparation determined up to the end date of this period and make available to the parties and to any new audit to be hired all the work product, in an organized and appropriate manner for the complete understanding of the data and results.

Clause 74. When requested by the GOVERNANCE, the AUDIT(S) will follow up on the OBLIGATION(S) TO PERFORM that is assigned to it by conducting on-site inspections, meetings, preparation of quarterly reports, as well as evaluations, opinions and technical notes, restricted to the parameters defined in this AGREEMENT, with a view to complying with the scope defined in Clause 68.

Paragraph One. The statements made by the AUDIT(S) must be produced within the deadlines, periodicity and conditions established in the contract.

Paragraph Two. The deadlines for the statements made by the AUDIT(S) may be different from the contractual deadlines, if the time for compliance with the OBLIGATION TO PERFORM monitored and its measurement by the GOVERNANCE so requires.

66

Paragraph Three. Failure to provide quarterly reports as well as evaluations, opinions and technical notes by the AUDIT may result in the temporary suspension of payment of the respective delivery until due regularization, with proportional adjustment of the remuneration.

Paragraph Four. The AUDIT FIRM’s performance outside the contractual scope will consist of noncompliance with the contract.

Paragraph Five. The AUDIT activity(ies) may be suspended and/or terminated, in whole or in part, with the release for full compliance with the respective OBLIGATION TO PERFORM, as defined in Chapter VIII - RELEASE.

Paragraph Six. The statements of the AUDIT(S) will not be binding and aim to support the analysis and decision-making by the GOVERNANCE, which may occur even before the said statements.

Paragraph Seven. The absence of statements made by the AUDIT(S) due to omission, delay or any other reason shall not, under any circumstances, impair the fulfillment of the deadlines for delivery of the OBLIGATION TO PERFORM monitored.

Paragraph Eight. The statements of the AUDIT(S) must be produced in accessible language and be technically grounded, objectively and based on criteria recognized in this AGREEMENT, in Brazilian legislation or, alternatively, in Brazilian technical standards.

Clause 75. The reports, opinions and technical notes produced by the AUDIT(S) will be made available concomitantly to the respective GOVERNANCE of the obligation(s) evaluated and to SAMARCO and/or the RENOVA FOUNDATION, depending on who is responsible for their execution (PRELIMINARY AUDIT REPORT).

Paragraph One. The GOVERNANCE, SAMARCO and/or the RENOVA FOUNDATION will have a period of thirty (30) days, extendable for an equal period, to make statements on the report, opinion or technical note produced by the AUDIT(S).

67

Paragraph Two. From the statements of the GOVERNANCE, SAMARCO and/or the RENOVA FOUNDATION, the AUDIT(S) shall, within twenty (20) days of receipt, complement its previous analysis: (i) answering the questions raised in the statement and justifying the maintenance of its stance, if it deems appropriate; or (ii) rectifying and/or complementing the conclusions presented, based on the information provided in the statement.

Paragraph Three. The analysis of the AUDIT(S) after the complementation provided for in the previous paragraph will be made available simultaneously to SAMARCO and/or the RENOVA FOUNDATION, as the case may be, and to the respective GOVERNANCE.

Paragraph Four. A copy of the previous statement(s) made by the GOVERNANCE, SAMARCO and/or the RENOVA FOUNDATION on the subject will also be made available to all parties, to support their understanding and decision-making of the GOVERNANCE, if applicable.

Paragraph Five. If the GOVERNANCE and the PROMISEE or the RENOVA FOUNDATION fail to provide a statement within the period established in this Clause, the PRELIMINARY AUDIT REPORT is automatically converted into a FINAL AUDIT REPORT.

Paragraph Six. The availability of reports, opinions and technical notes by the AUDIT(s) to the GOVERNANCE(s) shall be made through an online consultation tool, without prejudice to the other mechanisms of public disclosure of information related to the fulfillment of the obligations of this AGREEMENT.

Clause 76. The statements of the AUDIT(S) regarding the non-compliance or partial fulfillment of the monitored OBLIGATION(S) TO PERFORM must expressly contain the following:

I.	The reasons for non-compliance or partial compliance, indicating, as the case may be:

68

a) failure to meet the standard/goal/objective provided for in the AGREEMENT or in Brazilian legislation;

b) the violation of a Brazilian technical standard, in the event of omission of the AGREEMENT or of Brazilian legislation as to the criterion to be applied;

c) reason beyond the management and control of SAMARCO and/or the RENOVA FOUNDATION, such as an exclusive act of a third party, unjustified delays by the Public Authority, fortuitous event or force majeure, which prevents the execution of the obligation within the deadline.

II.	Statement(s) on the justifications presented by SAMARCO and/or the RENOVA FOUNDATION regarding non-compliance or partial compliance, including the technical impossibility of executing the OBLIGATION(S) TO PERFORM, for evaluation and decision by the GOVERNANCE; and
III.	The pending issues to be met for the correct fulfillment of the OBLIGATION(S) TO PERFORM monitored, for evaluation and decision by the GOVERNANCE.

Paragraph One. The statements made by the AUDIT(S) regarding non-compliance or partial compliance with the OBLIGATION(S) TO PERFORM monitored may not require the use of specific techniques, technologies, solutions, methodologies or equipment for the purpose of complying with the same(s).

Paragraph Two. The existence of specific techniques, technologies, solutions, methodologies or equipment other than those that were used by the person responsible for the OBLIGATION TO PERFORM monitored cannot be considered as non-compliance or, by itself, a reason for non-compliance or partial compliance.

Paragraph Three. SAMARCO and/or the RENOVA FOUNDATION will be required to comment, in accordance with the procedure provided for in Clause 75, on the documents prepared by the AUDIT(S) regarding non-compliance or partial compliance with the monitored OBLIGATION(S) TO PERFORM, before the GOVERNANCE(S) and the

69

AUDIT(S), for the purpose of supplemental information and/or providing information necessary for the deliberation by the GOVERNANCE(S).

Clause 77. In the event of breach of contract (including repeated or unjustified delays in the issuance of opinions, reports and technical notes established in the contract or required by the GOVERNANCE), upon evidence of irregular performance or loss of independence, practice of abusive prices, technical incompetence or insufficiency of the services of any of the AUDITS, the GOVERNANCE(S) will determine the replacement of the company.

Paragraph One. The potential process of hiring the replacement auditing firm will follow the procedures and definitions of this CHAPTER VII - AUDIT OF OBLIGATIONS TO DO..

Paragraph Two. The GOVERNANCE must require from the contractor all the work product prepared and/or received from SAMARCO and/or the RENOVA FOUNDATION, as well as all reports and technical documents prepared during the AUDIT work, so that they can be presented to the new contractor in the continuity of the work.

Clause 78. The PARTIES shall ensure to the AUDIT(s) broad access to the information and documents necessary for the follow-up of the OBLIGATIONS TO PERFORM.

Clause 79. The Judicial Institutions, through their representatives designated to monitor the OBLIGATIONS TO PERFORM, may send to the GOVERNANCE requests for clarifications and information to be mandatorily forwarded to the AUDIT(s).

Clause 80. The costs of the AUDITS are not subject to the FINANCIAL CAP.

CHAPTER VIII

RELEASE

Clause 81. The PARTIES recognize as valid and effective the releases granted by the SIGNATORIES in favor of SAMARCO, the SHAREHOLDERS and/or the RENOVA FOUNDATION until the date of the COURT APPROVAL of this AGREEMENT regarding

70

the reparation and/or compensation of collective and diffuse damages resulting from the DAM FAILURE.

Clause 82. The collective and diffuse socio-environmental and socio-economic damages of any nature (including social, moral and non-economic) damages arising from the DAM FAILURE are compensated and repaired by the OBLIGATIONS TO PERFORM and OBLIGATION TO PAY provided for in this AGREEMENT, except for future, supervening or unknown damages up to the date of signature of this AGREEMENT, under the terms of Brazilian law.

Paragraph One. No obligations additional to those agreed upon in this AGREEMENT will be required for the reparation and compensation of the damages subject to this AGREEMENT. Any breach of any of the OBLIGATIONS TO PERFORM and OBLIGATION TO PAY will give rise to the execution of the provisions of this judicial enforcement instrument regarding the defaulted obligation, without prejudice to the penalties provided for in this AGREEMENT.

Paragraph Two. In relation to homogeneous individual damages, compensation and reparation will occur according to the model and reparation criteria established in ANNEX 2 - INDIVIDUAL INDEMNITIES, of optional and voluntary adherence by the respective holders.

Clause 83. The integral, definitive and irrevocable of the OBLIGATIONS TO DO and the OBLIGATION TO PAY in favor of the PROMISEE, the SHAREHOLDERS, the RELATED PARTIES and the RENOVA FOUNDATION will be granted by the PROMISORS after verification of compliance with the aforementioned obligations, provided for in this AGREEMENT, for no further claims, in court or out of court, except for future, supervening or unknown damages up to the date of signing this AGREEMENT, in accordance with Brazilian law.

Paragraph One. he release granted in the form of the main section is extended to the model and criteria for reparation of homogeneous individual damages resulting from the DAM FAILURE, provided for in ANNEX 2 – INDIVIDUAL INDEMNITIES.

71

Paragraph Two. In case of non-adherence to the model of ANNEX 2 - INDIVIDUAL INDEMNITIES by the individual, the right of individual lawsuit to seek his or her indemnification rights is reserved.

Clause 84. The OBLIGATION TO PAY provided for in this AGREEMENT will be divided into installments, as provided in ANNEX 22 – SCHEDULE OF FINANCIAL DISBURSEMENT OF THE OBLIGATION TO PAY, which will be considered fulfilled at the time of the respective transfer, deposit or payment (“PAYMENT”) of each installment, without prejudice to the subsequent verification and acquiescence of each PROMISOR beneficiary of the installment, of each ADHERING MUNICIPALITY beneficiary of the installment and of the indigenous peoples, Quilombo communities, and traditional peoples and communities beneficiaries of each installment, as to the completeness of the value of the installment that is directed to them of the OBLIGATION TO PAY.

Paragraph One. Without prejudice to the verification provided for in the main section, the document provided as PAYMENT evidence is sufficient to represent a full, definitive and irrevocable release of the PROMISORS in relation to the portion of the OBLIGATION TO PAY and, once the last installment has been paid, of the entire respective OBLIGATION TO PAY.

Paragraph Two. The release for each installment and/or the OBLIGATION TO PAY, when the PAYMENT of the last installment occurs, will be granted in favor of the PROMISEE, the SHAREHOLDERS and their respective RELATED PARTIES and the RENOVA FOUNDATION, so that nothing more is claimed, judicially or extrajudicially.

Paragraph Three. Without prejudice to the release, each entity will assess the completeness of the payment of each installment of the respective OBLIGATION TO PAY and will issue within fifteen (15) days of the PAYMENT a statement ratifying the release under the same terms of the main section and paragraph one in favor of the PROMISEE, the SHAREHOLDERS, respective RELATED PARTIES and the RENOVA FOUNDATION, related to the PAYMENT of each installment of the OBLIGATION TO PAY.

72

Paragraph Four. After the payment of the last installment of the OBLIGATION TO PAY, each entity shall issue within fifteen (15) days of the PAYMENT a statement ratifying the release of the entire OBLIGATION TO PAY, subject to the terms of the release provided for in the paragraph one.

Clause 85. The installments of the OBLIGATION TO PAY provided for in this AGREEMENT may be anticipated, in agreement with the respective PROMISOR or ADHERING MUNICIPALITY, provided that they do not negatively impact the allocation of resources provided for in the payment flow established in ANNEX 22 – FINANCIAL DISBURSEMENT SCHEDULE FOR THE PAYMENT OBLIGATION..

Sole Paragraph. Upon deposit of the outstanding balance, the full, definitive and irrevocable release in favor of the PROMISEE, the SHAREHOLDERS and their RELATED PARTIES and the RENOVA FOUNDATION, will occur in accordance with Chapter VIII - RELEASE.

Clause 86. The PAYMENT of the OBLIGATION TO PAY, including payment of the amounts resulting from the fines imposed by the Executive Branch of the FEDERAL GOVERNMENT, the States of Minas Gerais and Espírito Santo, and their respective entities linked or subordinated to them, does not imply recognition, agreement or confession as to the commission of any of the violations object of the respective proceedings by the PROMISEE, the RENOVA FOUNDATION and/or the SHAREHOLDERS, nor in relation to the facts, acts, grounds or reasons contained in the respective proceedings, being carried out exclusively as a result of the commitment to materialize, quickly and effectively, a proportional, equitable, efficient and compatible legal solution with the general interests.

Clause 87. The conversion of OBLIGATION TO PERFORM into OBLIGATION TO PAY will only be possible in the cases expressly authorized by the GOVERNANCE, in the situations provided for in this AGREEMENT.

Paragraph One. The fulfillment of the OBLIGATION TO PAY resulting from the conversion of OBLIGATION TO PERFORM implies a full, definitive and irrevocable

73

release of the respective OBLIGATION TO PERFORM and reparations/compensations for the damages related thereto.

Paragraph Two. The release will be granted in favor of the PROMISEE, the SHAREHOLDERS, respective RELATED PARTIES and the RENOVA FOUNDATION, so that nothing more is claimed, judicially or extrajudicially, in relation to the obligations of reparation or compensation for damages encompassed by the converted obligation.

Clause 88. The OBLIGATIONS TO PERFORM borne by SAMARCO and/or the RENOVA FOUNDATION shall be considered fulfilled, partially or totally, through the achievement of deliveries and objective milestones provided for in this AGREEMENT.

Paragraph One. The PROMISORS will grant a full, definitive and irrevocable release of the respective OBLIGATION TO PERFORM through the GOVERNANCE.

Paragraph Two. The release will be granted in favor of the PROMISEE, the SHAREHOLDERS, the respective RELATED PARTIES and the RENOVA FOUNDATION.

Paragraph Three. Once the release has been granted by the GOVERNANCE, the PROMISORS may not claim anything from the PROMISEE, the SHAREHOLDERS, the respective RELATED PARTIES and/or the RENOVA FOUNDATION, in any way, in relation to the OBLIGATIONS TO PERFORM.

Paragraph Four. The OBLIGATION TO PERFORM release statement will be issued by the GOVERNANCE within ninety (90) days, which may be extended for an equal period in the case of complex obligations.

Paragraph Five. The period begins to run from the following milestones:

I.	Receipt of the FINAL AUDIT REPORT, as per Clause 51 above;
II.	Request from SAMARCO and/or the RENOVA FOUNDATION, if the obligation is not subject to AUDIT; or

74

III.	Request from SAMARCO and/or the RENOVA FOUNDATION in case of disagreement regarding the partial or totally unfavorable technical statement made by the AUDIT.

Paragraph Six. In the event of denial of the release by the GOVERNANCE, the statement must be substantiated, expressly pointing out the measures considered necessary for execution by SAMARCO and/or the RENOVA FOUNDATION to obtain the respective release.

Paragraph Seven. If the respective GOVERNANCE fails to provide a statement, within the term of the paragraph four, on the fulfillment of the obligation, the RENOVA FOUNDATION, the PROMISEE and/or the SHAREHOLDERS may formalize a request with the competent court, as per Clause 155 of this AGREEMENT so that, after hearing exclusively the respective PROMISOR(s) responsible for the GOVERNANCE of the obligation, the fulfillment of the obligation is declared and a release is granted under the terms of the previous clauses of this AGREEMENT.

Paragraph Eight. The effects of the release shall be retroactive to the date on which the referred OBLIGATION TO PERFORM was effectively fulfilled by the PROMISEE and/or the RENOVA FOUNDATION.

Clause 89. Any failures in the execution of the actions under the responsibility of the PROMISORS will be the sole and exclusive responsibility of the respective PROMISOR, and will not have any effect on the release.

Clause 90. In order to obtain a formal and express release on the OBLIGATIONS TO PERFORM that involve deliveries to municipalities, the GOVERNANCE must request the presentation of the Term of Acceptance signed by the respective municipality, within 90 (ninety) calendar days, counted from the delivery.

Sole Paragraph. After the deadline for the municipality’s statements, if such municipality does not comment on it, it will be up to the GOVERNANCE of this AGREEMENT to assess the fulfillment of the obligations by the PROMISEE and/or the RENOVA FOUNDATION, in order to grant a release of the obligation in accordance with the main

75

section of this Clause, following the criteria set forth in CHAPTER VI – the GOVERNANCE OF THE OBLIGATIONS TO PERFORM

Clause 91. In the manner detailed in the specific CHAPTERS of this AGREEMENT, once each of the OBLIGATIONS TO PERFORM and the installments of the OBLIGATION TO PAY have been fulfilled, the GOVERNANCE will grant a full, definitive and irrevocable release to the PROMISEE, the SHAREHOLDERS, the RENOVA FOUNDATION and the RELATED PARTIES, with no more the PROMISORS to claim, plead or receive, judicially or extrajudicially, under any title or pretext (including indemnification and reimbursement), in relation to the OBLIGATION released.

Sole Paragraph. Future, supervening or unknown damages up to the date of signature of this AGREEMENT are excepted from the release.

Clause 92. The SIGNATORIES acknowledge that any and all studies, reports, analyses or evaluations of a technical nature, prepared prior to the signing of this AGREEMENT, conducted by any of the PROMISORS, public and private bodies and entities, individuals and legal entities, related to the DAM FAILURE, shall not be entitled to oppose, undo or alter the obligations and/or releases provided for in this AGREEMENT.

Clause 93. Future, supervening or unknown damages of any nature will not be subject to release, under the terms of this AGREEMENT, and may not be enforced against SAMARCO, the RENOVA FOUNDATION and/or the SHAREHOLDERS by means of this enforceable title, as provided for in article 5, paragraph 6, of Law 7,347/85 and article 104-A, paragraph 3, of Law 8,078/90.

Sole Paragraph. The court protection of all exceptions to the release mentioned in the main section will not discharge the necessary substantive proceeding (collective or individual).

Clause 94. The releases granted by the respective PROMISOR, subject to the GOVERNANCE of this AGREEMENT, established for each ANNEX will not require consent and will bind the other the PROMISORS and adherents to the AGREEMENT.

76

Paragraph One. All releases described in this AGREEMENT extend, include and operate, without restriction, in favor of the PROMISEE, the SHAREHOLDERS, the RENOVA FOUNDATION and their respective insurers and reinsurers, as well as in relation to any related party, such as a controlling, subsidiary, affiliate, company or entity (including its successors and assigns), domestic or foreign, directly or indirectly related to the PROMISEE, the SHAREHOLDERS and the RENOVA FOUNDATION, including BHP Group (UK) Ltd and BHP Group Limited, as well as any and all companies of the same corporate or economic group, whether in the Brazilian jurisdiction and/or in a foreign jurisdiction (“RELATED PARTIES”).

CHAPTER IX

PENALTIES

Clause 95. In case of non-compliance with the OBLIGATIONS TO PERFORM assumed in this TERM by the PROMISEE and/or the RENOVA FOUNDATION or by their respective contractors within the deadlines defined in the respective Chapter, the GOVERNANCE will send prior communication to the PROMISEE and/or the RENOVA FOUNDATION, so that, within a period of not less than 20 (twenty) calendar days counted from the date of receipt of said prior communication, demonstrates compliance with the obligation or presents technical justification, including in the event of an unforeseeable event, force majeure or a fact exclusive to a third party.

Paragraph One. After the end of the prior procedure provided for in the main section and in the case of OBLIGATION TO PERFORM not complied with, the GOVERNANCE will notify the PROMISEE and/or the RENOVA FOUNDATION, to whom is responsible to the respective obligation, applying a daily fine of one hundred and twenty-five thousand reais (BRL 125,000.00), subject to the limit of seven million and five hundred thousand reais (BRL 7,500,000.00), and shall be levied per calendar day from the first (1st) business day following the date of formal receipt of the notice mentioned in this item until the date of compliance with the obligation or up to the limit provided for in this paragraph, without prejudice to the specific performance of the obligation, provided that:

77

I.	The justification for non-compliance presented by the PROMISEE and/or the RENOVA FOUNDATION is not accepted;
II.	The request for extension or suspension of the respective deadline is not accepted.

Paragraph Two. The fine provided for in this clause shall not be levied in the event of conversion of the OBLIGATION TO PERFORM into losses and damages, by decision of the GOVERNANCE in accordance with article 816 of Law No. 13,105/2015 the Code of Civil Procedure.

Paragraph Three. The base amounts of the penalties referred to in paragraphs 1 and 2 shall be updated annually by the SELIC.

Paragraph Four. ANNEX 16 – ENVIRONMENTAL RECOVERY PLAN, Appendix 16.1 – Removal of Tailings / sediments, provides a distinct and specific sanction regime for the non-removal of tailings/sediments provided for in the environmental licensing.

Clause 96. Any non-compliance with the OBLIGATION TO PAY will subject the PROMISEE and/or the RENOVA FOUNDATION, as the case may be, to a fine of 2% on the amount in arrears, and default interest of 1% per month, calculated pro rata die (0.033% per day) between the due date until the effective payment or deposit, in addition to monetary adjustment, as provided for in Clause 95, third paragraph of this CHAPTER IX - PENALTIES.

Clause 97. The amounts of the fines provided for in this CHAPTER IX – PENALTIES will be reverted to the fulfillment of the obligations or measures executed by the PROMISORS with compensatory resources of this AGREEMENT, according to the following rules.

Paragraph One. In the case of delay in the fulfillment of a certain portion of the OBLIGATION TO PAY, the fine shall be divided between the PROMISORS and ADHERING MUNICIPALITIES benefiting from the amount in arrears, in the same proportion as they are due to the respective unpaid installment as defined in the Financial Disbursement Schedule of the AGREEMENT.

78

Paragraph Two. The use of resources by the PROMISORS and ADHERENT MUNICIPALITIES must observe the same objectives mentioned in this AGREEMENT and in ANNEX 15 – MUNICIPAL INITIATIVES.

Paragraph Three. Any pecuniary penalties incurred for delay in complying with the OBLIGATION TO PAY do not form part of the balance of the OBLIGATION TO PAY provided in this AGREEMENT, and are not included in the FINANCIAL CAP.

Paragraph Four. In the case of delay in the fulfillment of the OBLIGATION TO PERFORM, the GOVERNANCE of said defaulted obligation will indicate, with the participation of the Federal Public Prosecutor’s Office in the case of federal GOVERNANCE, the allocation of the amount of the fine incurred, following the thematic pertinences of the ANNEXES of this AGREEMENT.

Clause 98. The amounts paid as a result of the application of the penalties provided for in this Chapter IV - PENALTIES will not be accounted for in the FINANCIAL CAP of this AGREEMENT.

CHAPTER X

RULES FOR THE TERMINATION AND TRANSITION OF THE AGREEMENTS IN FORCE

Clause 99. With the COURT APPROVAL of the AGREEMENT, all of the following obligations are extinguished: those of the Transaction and Conduct Adjustment Agreement (TTAC), signed on 2 March 2016; those of the Preliminary Adjustment Agreement (TAP), signed on 18 January 2017 and its Amendment (ATAP), signed on 16 November 2017; and those of the Conduct Adjustment Agreement (TAC-GOV), signed on 25 June 2018, subject to the transition rules set out in ANNEX 19 – TRANSITION AND CLOSURE OF PROGRAMS, MEASURES, RESPONSIBILITIES AND OBLIGATIONS ARISING FROM THE DISRUPTION AND ITS CONSEQUENCES..

Paragraph One. The activities of the CIF, its technical chambers and other structures and governance bodies established in the TTAC, TAP, ATAP and/or TAC-GOV will be

79

suspended as of the signing of the AGREEMENT until the date of the COURT APPROVAL of the AGREEMENT, without prejudice to the provisions of this CHAPTER X - RULES FOR TERMINATION AND TRANSITION OF CURRENT AGREEMENTS, which regulates the activities of the RENOVA FOUNDATION.

Paragraph Two. As a consequence of the main section, the governance structures and mechanisms of the measures to the reparation the damages resulting from the DAM FAILURE, that is, the CIF and its technical chambers and other structures and instances established in the TTAC, TAP, ATAP and/or TAC-GOV are extinguished and replaced by the GOVERNANCE provided for in this AGREEMENT.

Paragraph Three. Unless otherwise provided for in this AGREEMENT, as per ANNEX 19 – TRANSITION AND CLOSURE OF PROGRAMS, MEASURES, RESPONSIBILITIES AND OBLIGATIONS ARISING FROM THE DISRUPTION AND ITS CONSEQUENCES, the contracts currently in force at the RENOVA FOUNDATION for the support services for said governance, including those related to the experts hired to execute the TAP, ATAP and TAC-GOV, will be terminated, with the immediate termination of the activities developed by the experts as a result of the agreements extinguished by this AGREEMENT.

Paragraph Four. Within sixty (60) days of the COURT APPROVAL of this AGREEMENT, the institutions represented in the CIF will jointly disclose online the balance of actions carried out during the period of operation of the CIF on the CIF webpage available on the IBAMA website in operation on the date of signature of this AGREEMENT. The final balance will also be disclosed on the page dedicated to the topic on the Single Portal covered by ANNEX 21 – COMMUNICATION AND TRANSPARENCY of this AGREEMENT.

Paragraph Five. All equipment acquired as a result of the management of the CIF’s budget, directly by the RENOVA FOUNDATION or by third parties in its favor (including through FLACSO), which are assigned for use by employees linked to public bodies or entities that are part of the CIF, will be donated in favor of the entities, agencies and bodies of public law to which these employees are linked.

80

Paragraph Six. The spaces and mechanisms of participation and social control of this AGREEMENT are provided for in the ANNEXES of this AGREEMENT.

Paragraph Seven. The secretariat of the CIF Technical Chambers will arrange, within fifteen (15) days after the signing of this AGREEMENT, the migration of all official documents to the SEI system.

Clause 100. The PROMISORS recognize the loss of effects of the acts of nomination of members for the composition of the CIF, its technical chambers, bodies of the RENOVA FOUNDATION and other governance structures provided for in the legal instruments indicated in the items above from the COURT APPROVAL of the AGREEMENT.

Clause 101. The termination of agreements, terms of cooperation, partnerships and contracts entered into for the structuring and implementation of PROGRAMS, plans and actions, including those entered into by the PROMISORS, shall take place in accordance with ANNEX 19 – TRANSITION AND CLOSURE OF PROGRAMS, MEASURES, RESPONSIBILITIES AND OBLIGATIONS ARISING FROM THE DISRUPTION AND ITS CONSEQUENCES.

Clause 102. The guarantees offered by the RENOVA FOUNDATION, the PROMISEE and/or the SHAREHOLDERS as a result of agreements or other legal instruments extinguished by this AGREEMENT will be released, as well as in compliance with court orders issued in the lawsuits that will be extinguished with the COURT APPROVAL of the AGREEMENT.

Sole Paragraph. The RENOVA FOUNDATION, the PROMISEE and/or the SHAREHOLDERS are authorized to request in court, if necessary, the withdrawal of any guarantees still in force as a result of legal instruments extinguished by this AGREEMENT, as well as those offered in the lawsuits that will be extinguished with the COURT APPROVAL of the AGREEMENT.

Clause 103. The SIGNATORIES acknowledge that, in compliance with the object and purpose of this AGREEMENT, subject to the provisions of “CHAPTER I - OBJECT AND PURPOSE”, as of the date of COURT APPROVAL OF THE AGREEMENT, the following

81

“FOUNDING INSTRUMENTS” of the RENOVA FOUNDATION are immediately extinguished and have no legal effect, releasing their signatories from their obligations:

I.	Transaction and Conduct Adjustment Agreement (TTAC), signed on 02 March 2016;
II.	Preliminary Adjustment Term (TAP), signed on 18 January 2017 and its Amendment, signed on 16 November 2017; and
III.	Conduct Adjustment Term (TAC-GOV), signed on 25 June 2018.

Clause 104. With the extinguishment of the FOUNDING INSTRUMENTS, the SIGNATORIES recognize the need for immediate extinguishment of the RENOVA FOUNDATION, under the terms of article 69 of Law 10,406, of 10 January 2022 (Civil Code).

Sole Paragraph. A “LIQUIDATION PERIOD” is hereby established, which begins with the COURT APPROVAL OF THE AGREEMENT and the beginning of the transfer of rights, obligations, shares and assets from the RENOVA FOUNDATION to the PROMISEE and terminates with the end of the liquidation of the RENOVA FOUNDATION and its respective registration in the Civil Registry of Legal Entities, essential to avoid the discontinuity of ongoing socio-economic and socio-environmental actions.

Clause 105. It is the responsibility of all SIGNATORIES to contribute, to the extent of their legal competences and obligations assumed in this AGREEMENT, so that the extinguishment and liquidation of the RENOVA FOUNDATION occur in an appropriate manner and without ruptures, considering the terms provided for in this AGREEMENT.

Clause 106. All PROGRAMS, plans and actions under the responsibility of the RENOVA FOUNDATION and/or the PROMISEE will be extinguished as of the COURT APPROVAL of the AGREEMENT and replaced by the measures established in the ANNEXES, subject to the transition procedures provided for in ANNEX 19 – TRANSITION AND CLOSURE OF PROGRAMS, MEASURES, RESPONSIBILITIES AND OBLIGATIONS ARISING FROM THE DISRUPTION AND ITS CONSEQUENCES

82

Sole Paragraph. The measures established in the ANNEXES are only those listed and refer to remaining socio-environmental and socio-economic obligations, to which the management of the RENOVA FOUNDATION by the liquidator is restricted, aiming at compliance with the AGREEMENT.

Clause 107. With the signing of this AGREEMENT and the extinguishment of the FOUNDING INSTRUMENTS OF RENOVA FOUNDATION, the PROMISEE becomes fully responsible for the reparation actions, including the preparation and definition of the schedule and budget for their execution, subject to the provisions relating to the LIQUIDATION PERIOD.

Paragraph One. Samarco shall be liable in relation to the actions that, in the LIQUIDATION PERIOD, are carried out by the RENOVA FOUNDATION, as defined in this AGREEMENT and its ANNEXES.

Paragraph Two. In the event of default of any of these obligations by the PROMISEE, the provisions of clauses 17 of Chapter III – OBLIGATION TO PAY and Clause 56 of Chapter V – OBLIGATION TO PERFORM

Clause 108. The RENOVA FOUNDATION will be extinguished, under the terms of article 69 of the Civil Code due to the loss of its purpose, that is, execution of the FOUNDING INSTRUMENTS hereby extinguished, and the PROMISEE will succeed it in all rights and obligations, including in relation to judicial, finance, social security, collection obligations, and all measures must be taken so that, within a period of up to twelve (12) months from the COURT APPROVAL of the AGREEMENT, all obligations are transferred to the PROMISEE, in strict compliance with the provisions of the applicable legislation and under the terms set forth in this AGREEMENT.

Sole Paragraph. Due to the succession of rights and obligations from the RENOVA FOUNDATION to the PROMISEE, the sharing of personal data necessary for such succession will be done in accordance with the General Data Protection Law (Law No. 13,709/2018), without the need for consent from the data subjects, according to item II of article 7.

83

Clause 109. The SIGNATORIES acknowledge that, in order to avoid the discontinuity of the reparation actions, the RENOVA FOUNDATION, even after its extinguishment and throughout the LIQUIDATION PERIOD, may adopt all measures, consisting of necessary activities, for the progressive and definitive termination of its activities until the full transfer to the PROMISEE, according to the rules of the LIQUIDATION PERIOD provided in the ANNEXES of this AGREEMENT.

Paragraph One. During the LIQUIDATION PERIOD, the RENOVA FOUNDATION will temporarily maintain the execution of the necessary activities, as established in the ANNEXES, so that there is no discontinuity of the fulfillment of the obligations of this AGREEMENT until the expiration of the period established in Clause 108 or assumption by the PROMISEE, whichever occurs first.

Paragraph Two. the PROMISEE will be guaranteed, throughout the LIQUIDATION PERIOD, access to all documents and information in the possession of the RENOVA FOUNDATION, including those related to reparations and compensations arising from the DAM FAILURE, to ensure the continuity of the actions and mitigate the risks of interruption in the actions object of this AGREEMENT.

Paragraph Three. Until the end of the period provided for in Clause 108, the PROMISEE will succeed the RENOVA FOUNDATION in all rights and obligations and will assume, definitively, any remaining lawsuits and administrative proceedings, assets, resources and obligations that are still with the RENOVA FOUNDATION, in the exact form in which they are, without reservation or exclusion of responsibilities.

Clause 110. Within five (5) days of the COURT APPROVAL of the AGREEMENT, the Board of Curators of the RENOVA FOUNDATION, under the terms set forth in its Bylaws, shall meet to

I.	The extinguishment of the RENOVA FOUNDATION, under the terms of article 69 of Law 10,406/2002 (Civil Code), in view of the extinguishment of the FOUNDING INSTRUMENTS;

84

II.	The establishment of a liquidation board, composed of three (3) members appointed by the PROMISEE and by each of the SHAREHOLDERS, a representative body of the RENOVA FOUNDATION that will coordinate all the actions necessary for the liquidation, the LIQUIDATION PERIOD and the definitive winding-up of the RENOVA FOUNDATION;
III.	The appointment of a liquidator, who will be the chairman of the liquidation board and responsible for conducting and finalizing the liquidation process of the RENOVA FOUNDATION, which, under the terms of articles 1.102 et seq. of Law 10,406/2002 (Civil Code), will include the determination of the disposal of assets, payment of liabilities and any transfer of the remaining assets to the PROMISEE, being also its duty to represent the RENOVA FOUNDATION, as well as to perform any and all acts necessary for the fulfillment of the obligations set forth in this AGREEMENT, the implementation of the measures to be carried out in the LIQUIDATION PERIOD and other measures necessary for its liquidation and corresponding registration regularizations, so that, subsequently, it proceeds to the definitive winding-up of the RENOVA FOUNDATION;
IV.	THE LIQUIDATION PERIOD, to guarantee the non-discontinuity of the obligations provided for in this AGREEMENT until full assumption by the PROMISEE;
V.	The draft of the public deed of extinguishment of the RENOVA FOUNDATION;
VI.	The allocation, to the PROMISEE, of any remaining assets, pursuant to article 67 of the RENOVA FOUNDATION Bylaws, which determines that all assets or resources existing in the assets of the RENOVA FOUNDATION on the date of its dissolution must have its destination defined at the same meeting in which the extinguishment of the foundational entity is approved and by the same quorum.

Paragraph One. From the signing of this AGREEMENT, the PROMISEE and the RENOVA FOUNDATION may adopt the preparatory acts for the implementation of the termination measures provided for in this AGREEMENT, such as collection of information and documents.

85

Paragraph Two. The representative of the RENOVA FOUNDATION shall submit, within ten (10) days from the meeting of the Board of Curators indicated in the main section, before the Public Prosecutor’s Office Specialized in the Supervision of Foundations of Belo Horizonte of the Public Prosecutor’s Office of the State of Minas Gerais, a request for the administrative extinguishment of the RENOVA FOUNDATION and approval of the minutes of the Board of Curators that decided on the extinguishment for subsequent registration in the Civil Registry of Legal Entities.

Paragraph Three. The request for administrative extinguishment of the RENOVA FOUNDATION, with indication and proof of the cause for extinguishment, shall be substantiated with the minutes of the meeting of the resolution referred to in the main section, draft of the public deed of extinguishment, indication of the liquidator, indication of the destination to be given to the remaining assets, in view of the observance of the Bylaws’ clause of this foundational entity, and with judicial, finance, social security and protest certificates.

Paragraph Four. The minutes of the meeting of the resolution referred to in the main section, the draft of which is contained in Appendix A of this AGREEMENT after approval by the Public Prosecutor’s Office Specialized in the Supervision of Foundations of Belo Horizonte of the Public Prosecutor’s Office of the State of Minas Gerais, shall be immediately taken for registration in the Civil Registry of Legal Entities of the head office, the parent company and subsidiaries, for the purpose of enforceability against third parties.

Paragraph Five. With the analysis and purpose of the minutes of the meeting of the resolution referred to in the main section, the Public Prosecutor’s Office Specialized in the Supervision of Foundations of Belo Horizonte of the Public Prosecutor’s Office of the State of Minas Gerais will issue the resolution authorizing the dissolution of the RENOVA FOUNDATION and will request the foundational representative to provide for the registration of these minutes of the meeting and this authorizing resolution in the Civil Registry of Legal Entities of the headquarters, the parent company and subsidiaries, with the indication that the foundation is “under liquidation”.

86

Paragraph Six. From the effectiveness of the resolution to extinguish the RENOVA FOUNDATION, whose minutes are duly endorsed and approved by the Public Prosecutor’s Office Specialized in the Supervision of Foundations of Belo Horizonte of the Public Prosecutor’s Office of the State of Minas Gerais, the liquidator will use the name of the RENOVA FOUNDATION followed by the expression “under liquidation” and its individual signature, declaring its role.

Paragraph Seven. At the end of the LIQUIDATION PERIOD, the Public Prosecutor’s Office Specialized in the Supervision of the Foundations of Belo Horizonte of the Public Prosecutor’s Office of the State of Minas Gerais will request the liquidator to draw up and record the public deed of extinguishment of the foundational entity in the Civil Registry of Legal Entities, the transfer of any remaining assets to the PROMISEE and the cancellation of the registration of the RENOVA FOUNDATION in the National Registry of Legal Entities.

Clause 111. With the resolution of the Board of Curators approving the extinguishment of the RENOVA FOUNDATION and the initiation of the liquidation process, after the respective minutes of the meeting and its approval by the Public Prosecutor’s Office Specialized in the Supervision of Foundations of Belo Horizonte of the Public Prosecutor’s Office of the State of Minas Gerais, the obligation of the maintainers to make financial contributions to the RENOVA FOUNDATION will be limited to what is strictly necessary for the fulfillment of the remaining obligations of the LIQUIDATION PERIOD.

Sole Paragraph. The duties of the liquidation board and the liquidator will be defined by the Board of Curators in the same minutes of resolution referred to in the main section, covering, in addition to the typical powers provided for by law, others necessary for the proper conduct of the process of transition, liquidation and extinguishment of the RENOVA FOUNDATION, but, in any case, new operations that contradict the provisions of this AGREEMENT will be prohibited.

Clause 112. All remaining assets or financial resources existing in the RENOVA FOUNDATION’s property will be allocated and incorporated by the PROMISEE at the end

87

of the liquidation process, with assumption by the PROMISEE of any remaining assets or resources, and the liquidator is responsible for ensuring the assets transfer process.

Paragraph One. The resolution on the allocation of the assets provided for in this Clause must be expressly included in the minutes of the meeting of the Board of Curators that approves its extinguishment.

Paragraph Two. The SIGNATORIES agree that, for the sake of the continuity of the ongoing reparation and compensation actions, the remaining assets of the RENOVA FOUNDATION will be incorporated by the PROMISEE, as well as the universal assumption of the legal obligations of the RENOVA FOUNDATION, under the terms of the ANNEXES of this AGREEMENT.

Clause 113. The extinguishment of the RENOVA FOUNDATION is a sine qua non condition for the closure of Public Civil Action No. 5023635-78.2021.8.13.0024, whose request must be made by the Curatorship of Foundations of the Public Prosecutor’s Office of Minas Gerais within ten (10) days from the registration of the public deed of extinguishment in the Civil Registry of Legal Entities and substantiated with this AGREEMENT and with the minutes of the meeting of the resolution of extinguishment of the foundation, duly endorsed and approved by the Prosecutor’s Office Specialized in the Supervision of Private Foundations of Belo Horizonte of the Public Prosecutor’s Office of the State of Minas Gerais.

Clause 114. The Public Prosecutor’s Office Specialized in the Supervision of Private Foundations of Belo Horizonte of the Public Prosecutor’s Office of the State of Minas Gerais, responsible for the supervision of private foundations, must be notified of all acts related to the process of extinguishment of the RENOVA FOUNDATION.

Clause 115. During the LIQUIDATION PERIOD of the RENOVA FOUNDATION, the resolutions of the liquidation board and the actions of the liquidator of the RENOVA FOUNDATION will be carried out in compliance with the determinations of the PROMISEE.

88

Clause 116. For any resolutions to be taken by the liquidation board or actions to be implemented by the liquidator, the PROMISEE may send letters or written communications, indicating the terms to be adopted, or the members of the liquidation board themselves may request the PROMISEE to approve or indicate the position to be adopted.

Paragraph One. The resolutions of the members of the liquidation board and actions of the liquidator of the RENOVA FOUNDATION that may be taken in disagreement with the provisions of this AGREEMENT will be considered null and void.

Paragraph Two. In the event of the adoption of a measure in disagreement with the guidelines and determinations established by the PROMISEE, the member of the liquidation board may be replaced by another appointed by the PROMISEE or by the SHAREHOLDER responsible for its appointment, in view of the need to ensure greater speed, definitiveness and effectiveness of the actions to be executed during the LIQUIDATION PERIOD.

Clause 117. The liquidation board, during the transition period, shall prepare and coordinate the strategic planning, budget and schedule of the LIQUIDATION PERIOD, and forward it for approval by the Prosecutor’s Office Specialized in the Supervision of Private Foundations of Belo Horizonte of the Public Prosecutor’s Office of the State of Minas Gerais.

Clause 118. The liquidation board shall prepare a report on the transition of activities, together with the balance sheets and financial statements, corresponding to the LIQUIDATION PERIOD.

Paragraph One. The liquidation board shall forward, on a quarterly basis, to the Prosecutor’s Office Specialized in the Supervision of Private Foundations of the Public Prosecutor’s Office of the State of Minas Gerais the rendering of accounts, which shall include, in the out-of-court liquidation report, all operations related to the disposal of assets and payment of liabilities, which shall be monitored by the financial statements, unaudited, for the period.

89

Paragraph Two. The out-of-court liquidation report will be substantiated, at least, with the list of necessary activities, indicating their respective accounting groups, with the list of activities already transferred to the PROMISEE, with the updated list of active employees at the RENOVA FOUNDATION (employment relationship) and with the updated list of contracts in force at the RENOVA FOUNDATION, separating those related to the supply of material from those related to the provision of services, indicating on such the number of employees linked to each contract characterized as labor allocation.

Clause 119. The PROMISEE’s OBLIGATIONS TO PERFORM related to DAM FAILURE are redefined in this AGREEMENT, according to the criteria and adjustments contained therein, as well as in their respective ANNEXES, so that the PROMISEE and/or the RENOVA FOUNDATION will no longer have the obligation to observe and comply with the obligations to perform and/or the obligations to pay provided for in the extinguished FOUNDING INSTRUMENTS and/or any other documents/agreements entered into prior to this AGREEMENT.

Sole Paragraph. Throughout the LIQUIDATION PERIOD, formal measures will be adopted to consolidate the subrogation or transfer of licenses, contracts, legal instruments and commitments, from the RENOVA FOUNDATION to the PROMISEE, which will be fully responsible for the existing obligations, in the state in which they are.

Clause 120. The PROMISEE will assume the remaining obligations to pay of the RENOVA FOUNDATION with the beginning of the LIQUIDATION PERIOD in coordination with the liquidation board, subject to the provisions of ANNEX 19 – TRANSITION AND CLOSURE OF PROGRAMS, MEASURES, RESPONSIBILITIES AND OBLIGATIONS ARISING FROM THE DISRUPTION AND ITS CONSEQUENCES.

Clause 121. During the LIQUIDATION PERIOD, in order to ensure the continuity of socio-economic and socio-environmental actions and strict compliance with this AGREEMENT, the execution of certain actions will be maintained by the RENOVA FOUNDATION.

90

CHAPTER XI

DURATION

Clause 122. This AGREEMENT shall be effective on the date of its signature until the complete fulfillment of all the OBLIGATIONS TO PERFORM and the OBLIGATION TO PAY assumed in this AGREEMENT and described in the respective ANNEXES.

Clause 123. This AGREEMENT shall be fully effective as of its COURT APPROVAL.

Clause 124. This AGREEMENT does not imply stoppage, suspension or discontinuance of any PROGRAMS or projects under development on the date of its signature, which shall continue until the COURT APPROVAL of this AGREEMENT.

CHAPTER XII

FINAL PROVISIONS

Clause 125. The PARTIES undertake to act collaboratively and in accordance with good faith principles, in compliance with the technical recommendations and the provisions of article 6 of Law No. 13,105/2015 (Code of Civil Procedure), in order to seek effective compliance with the obligations set forth in this AGREEMENT, with a view to resolving the dispute, seeking to resolve any controversies that may arise, preventing the that the issues are filed in court.

Clause 126. This AGREEMENT binds the successors of the PROMISEE in all respects, and any stipulation to the contrary is ineffective.

Clause 127. The making of any contributions or payments by any of the SHAREHOLDERS, under the terms of this AGREEMENT, implies the fulfillment of the obligation set forth in this AGREEMENT, giving rise to the right of full refund of the SHAREHOLDER who made the payment against the PROMISEE, under the terms of the law.

91

Clause 128. In the event of acquisition of the share capital (total or partial) of the PROMISEE by third parties, the SHAREHOLDERS who are signatories to the AGREEMENT will remain responsible for the obligations assumed therein, even if there is a change of control.

Sole Paragraph. The partial or total acquirer(s) of the PROMISEE’s share capital, in turn, will assume the obligations internally to the PROMISEE in proportion to the share capital.

Clause 129. This AGREEMENT shall be submitted by the PARTIES to judicial approval. Only after the full judicial approval of all its terms has occurred, this AGREEMENT will be considered judicially approved (“JUDICIAL APPROVAL”). For clarity, in the event of a judicial decision partially ratifying this AGREEMENT, it does not produce any effect on the PARTIES or third parties

Paragraph One. Once identified the COURT APPROVAL, this AGREEMENT will be effective erga omnes.

Clause 130. After the final and unappealable judgment (res judicata) of the COURT APPROVAL of this AGREEMENT, any court declaration of invalidity or ineffectiveness, in whole or in part, of any clause of this AGREEMENT will not affect the validity and effectiveness of the other clauses, nor the completeness and scope of the releases provided for in this AGREEMENT.

Clause 131. The responsibilities, conditions and obligations stipulated in this AGREEMENT may not be altered, assigned, transferred, or otherwise modified in any way other than the situations provided for in this AGREEMENT.

Clause 132. The Definitive Indemnification Program provided for in ANNEX 2 – INDIVIDUAL COMPENSATIONS, of an indemnification nature, the PTR provided for in ANNEX 4 – INCOME TRANSFER PROGRAM (PTR), of an assistance nature, the Economic Recovery Program – PRE provided for in ANNEX 5 – PROGRAM OF INCENTIVE FOR EDUCATION, SCIENCE, TECHNOLOGY AND INNOVATION, PRODUCTION AND ECONOMIC RECOVERY, the actions under the responsibility of the adhering States and Municipalities, the OBLIGATIONS TO PERFORM and the

92

OBLIGATION TO PAY assumed by the PROMISEE and other provisions of the AGREEMENT constitute measures to consolidate the resumption of productive or economic activities and the exercise of activity professional, for the recovery of the ways of life prior to the DAM FAILURE or the exercise of new productive activities in the region.

Clause 133. The ANNEXES and Appendices are an integral and inseparable part of this AGREEMENT.

Paragraph One. In the event of a direct conflict between the provisions of the GENERAL CLAUSES of this AGREEMENT and the ANNEXES, as well as between the different ANNEXES on the same obligation/project/measure, the provisions of the specific ANNEX shall prevail.

Paragraph Two. n the event of omission or interpretative gap, the provisions of the GENERAL CLAUSES of this AGREEMENT will apply.

Clause 134. For the planning and execution of the OBLIGATIONS TO PERFORM, the commitment to prioritize the hiring of local suppliers and workers must be observed.

Sole Paragraph. Local workers are those who are permanent residents in the region where the position to be filled or the service to be provided is based, regardless of whether the residence dates back to the period of the DAM FAILURE.

Clause 135. The allocation of funds from this AGREEMENT for any purpose other than that provided for in this AGREEMENT is prohibited.

Clause 136. Due to the implications arising from the payment flow of ANNEX 22 – SCHEDULE OF FINANCIAL DISBURSEMENT OF THE OBLIGATION TO PAY, under the terms of this AGREEMENT, the reasoned mutual replacement with respect to the application of financial resources between the ANNEXES that provide for projects to be executed by the same federative entity is admitted, with a view to allowing the early execution of those projects that are considered a priority, respecting the final budget of each ANNEX.

93

Paragraph One. The mutual replacement provided for in the main section must respect the financial limit referring to the biannual sum of the ANNEX, and must be compensated at the end of the following year.

Paragraph Two. The mutual replacement must ensure a minimum percentage of financial availability of 40% of the ANNEX, each year.

Paragraph Three. The mutual replacement provided for in the main section does not apply to ANNEX 8 – HEALTH, ANNEX 9 – BASIC SANITATION and ANNEX 10 – FISHING.

Clause 137. The ownership of any carbon credits arising from actions provided for in this AGREEMENT, as well as the right to develop and commercialize the respective certificates representing carbon credits and environmental services will be of the federative entity responsible for the GOVERNANCE, in the case of the OBLIGATIONS TO PERFORM, or of the entity responsible for the execution of the action, project or program, in the case of the OBLIGATION TO PAY.

Sole Paragraph. The entities holding the credits referred to in the main section may transfer such credits to owners of areas targeted by any of the environmental recovery interventions object of ANNEX 16 – ENVIRONMENTAL RECOVERY PLAN, as a way of encouraging their adherence to the recovery measures.

Clause 138. The funds from this AGREEMENT will be maintained and applied to by the public institution in charge of such, in accordance with the provisions established in each ANNEX.

Clause 139. Wide publicity will be given and the population’s access to the information of this AGREEMENT and its performance will be facilitated, except for those defined as confidential or confidential under the terms of the law.

Clause 140. The obligations provided for in this AGREEMENT and their fulfillment, in a timely manner, are of public interest, of public property, collective and/or homogeneous

94

individual ownership, with a view to the full, definitive and effective reparation of the socio-environmental and socio-economic damages resulting from the DAM FAILURE.

Sole Paragraph. No order, measure, act or means of reorganization issued or employed in the PROMISEE’S COURT-SUPERVISED REORGANIZATION may affect or modify the PROMISEE’s obligations established in this AGREEMENT and its fulfillment, in any capacity, as well as those practiced in compliance with the TTAC and other agreements until the execution of this AGREEMENT.

Clause 141. The PROMISEE and the SHAREHOLDERS shall maintain their internal policies and practices related to the prevention of environmental disasters arising from their activities and respect for Human Rights, seeking to follow sectoral practices of excellence in terms of disaster prevention measures and transparency.

Clause 142. The PROMISEE shall prioritize the management of its funds, including its cash, for its operating activities (including expenses, costs and investments) and for the fulfillment of the obligations set forth in this AGREEMENT.

Clause 143. The expenses incurred by the PROMISEE, in the preparation and execution of socio-economic and socio-environmental reparation measures, due to the faithful fulfillment of the obligations set forth in this AGREEMENT, are necessary for the continuity of the exercise of its mining activity, preserving the maintenance of its productive source.

Clause 144. In the implementation of the OBLIGATIONS TO PERFORM defined in this AGREEMENT or the measures to be carried out with the funds from this AGREEMENT by the PUBLIC AUTHORITIES, the recognizable specificity and uniqueness of children and adolescents, traditional peoples and communities, gender situations, elderly people, people with disabilities, the chronically ill and other vulnerable populations will be considered.

Clause 145. Without prejudice to the power-duty of inspection and other constitutional and legal prerogatives attributed to public agents linked to the public entities that are

95

signatories to this AGREEMENT and aiming at the fulfillment of its terms and objectives, the SIGNATORIES undertake to:

I.	Disclosure and guide the agents linked to their respective structures to observe the flow of information and the GOVERNANCE procedures defined in this AGREEMENT and its ANNEXES for the formulation of requests, inspection, AUDIT, questions, requests for clarifications, demands, recommendations, notices, determinations and for the application of any administrative sanctions resulting from acts performed in execution of the OBLIGATIONS TO PERFORM of this AGREEMENT, in accordance with applicable legislation.
II.	Recognize the validity, soundness, maximum efficiency and effectiveness of the provisions of this AGREEMENT in all statements made before third parties and/or administrative or jurisdictional bodies, including promoting cooperation with the courts, aiming at the reduction of conflicts, litigation and the termination of judicial and extrajudicial demands, aiming at the definitiveness of the resolution of disputes.
III.	Not to adopt actions or stances contrary or contradictory to the terms and objectives of this AGREEMENT.
IV.	Not to question the validity of the provisions of this AGREEMENT.

Clause 146. Without prejudice to the faithful fulfillment of the actions provided for in this AGREEMENT, its signature and assumption of the obligations set forth herein do not imply the acknowledgment by the RENOVA FOUNDATION, the PROMISEE, the SHAREHOLDERS, their RELATED PARTIES and their representatives/employees, of negligence or liability in the civil, administrative or criminal spheres, nor may it be interpreted as recognition of liability, in whole or in part, by the DAM FAILURE.

Sole Paragraph. The terms and obligations defined in this AGREEMENT aim at the resolution of technical and legal controversies between the SIGNATORIES, and do not represent acknowledgment, on the part of the PROMISEE, the SHAREHOLDERS or their RELATED PARTIES and/or the RENOVA FOUNDATION, of a causation between the

96

DAM FAILURE and allegations of damages and impacts addressed herein, including allegations of chemical impacts resulting from the deposition of tailings in the Doce River Basin.

Clause 147. The provisions set forth in this AGREEMENT do not imply a waiver of the statute of limitations or loss of the possibility of claiming the occurrence or non-occurrence of a cause preventing, suspending and/or interrupting the statute of limitations before any venue or jurisdiction, in an individual or class action.

Clause 148. In the performance of this AGREEMENT, the SIGNATORIES, their respective officers, employees, agents, representatives or any other person acting on behalf of, for the benefit or interest of the respective entity, directly or indirectly, (i) shall comply with all applicable Anti-Corruption Laws, including all applicable laws and regulations related to electoral contributions and political donations, gifts, entertainment, hospitality and any other expenses paid to public officials or third parties related to it; (ii) will not commit, by action or omission, any act that could or may be considered a violation or that may give rise to the liability of any of the SIGNATORIES under the terms of the applicable Anti-Corruption Laws; (iii) will not give, offer, promise or authorize, directly or indirectly, the payment or delivery of any undue advantage to public officials or third parties related to them; (iv) shall not offer the payment of money or anything of value to any person, nor shall they act in any other way, regardless of the receipt or offer of any undue advantage, with the purpose of improperly influencing a public official in his/her official capacity or a third party related to him/her, to induce him/her to perform, delay or omit an act in violation of his/her duty or express provision of law, or to obtain or facilitate business; (v) will not use any fund or assets of the PROMISEE, the RENOVA FOUNDATION and/or the SHAREHOLDERS to offer or grant payments, contributions, gifts, entertainment or hospitality prohibited by the applicable Anti-Corruption Laws; and (vi) maintain reasonable measures and internal controls aimed at the prevention, detection and remediation of practices contrary to the Anti-Corruption Laws.

Sole Paragraph. For the purposes of this AGREEMENT, “Anti-Corruption Laws” means all Brazilian laws relating to corruption, bribery, fraud, conflict of public interest,

97

administrative misconduct, violations of public bids and contracts, money laundering, electoral violations or conducting business in an unethical manner and all respective regulations, rules and any amendments, including, without limitation, Decree-Law No. 2,848/1940 (Penal Code), Law No. 8,429/1992 (Administrative Improbity Law), Law No. 14,133/2021 (Bidding and Administrative Contracts Law), Law No. 9,504/1997 (Elections Law), Law No. 9,613/1998 (Money Laundering Prevention Law), Law No. 12,529/2011 (Competition Law), Law No. 12,813/2013 (Conflict of Interest Law), Law No. 12,846/2013 (Anti-Corruption Law), Decree No. 11,129/2021 (Anti-Corruption Decree).

Clause 149. Each SIGNATORY represents and warrants to the others that its respective legal representatives who sign this AGREEMENT have full power, authorization and capacity to enter into this AGREEMENT.

Clause 150. Except as otherwise expressly provided in this AGREEMENT, whenever the consent or approval of any of the SIGNATORIES is required, such consent or approval shall not be withheld, delayed or conditioned, without reasonable and reasoned justification.

Clause 151. All notices, requests and notes, among others, relating to this AGREEMENT will be effective if: (i) forwarded or delivered in person, against receipt; (ii) sent by registered mail, with acknowledgment of receipt; or (iii) transmitted by electronic mail, at the time of receipt of the confirmation of receipt.

Sole Paragraph. Within five (5) business days of COURT APPROVAL, the SIGNATORIES of this AGREEMENT shall indicate the contact details for receiving communications related to this AGREEMENT.

Clause 152. This AGREEMENT is governed by and interpreted in accordance with the laws of the Federative Republic of Brazil.

Sole Paragraph. The SIGNATORIES highlight as principles and rules of interpretation for filling gaps and integrating this document (i) legal certainty (art. 30 of the Decree-Law No. 4,657, of 04 September 1942 (Law of Introduction to the Rules of Brazilian Law – LINDB); (ii) speed (item LXXVIII of article 5 of the Federal Constitution and coupled with item II of

98

article 976 of Law No. 13,105/2015 (Code of Civil Procedure); and (iii) Federal Law No. 9,784/1999, of 29 January 1999.

Clause 153. Unless otherwise provided, the deadlines referred to in this AGREEMENT shall be counted in the manner provided for in articles 66 and 67 of Federal Law No. 9,784/1999.

Clause 154. Considering that this AGREEMENT resolves multiple controversies of a heterogeneous nature already judicialized before different Courts, as well as potential federative conflicts that could lead to new judicializations of original jurisdiction of the Federal Supreme Court (Federal Constitution, art. 109, I, f), the PARTIES recognize the jurisdiction of the Supreme Court, in cooperation with the Federal Regional Court of the 6th Region and with the Court of Justice of Minas Gerais, for its ratification, pursuant to articles 3, paragraph 3, 67 and 69, item IV, 190 and 487, item III, subitem b) of Law 13,105/2015 (Code of Civil Procedure), article 3, main section and first paragraph, of Law No. 13,140/2015, of 26 June 2015, and article 3, sole paragraph, of STF Resolution 697/2020.

Clause 155. For the resolution of any divergences between the SIGNATORIES, regarding the fulfilment of this AGREEMENT, the SIGNATORIES recognizes the jurisdiction of the Federal Regional Court of the 6th Region - TRF-6.

Sole Paragraph. This AGREEMENT and its provisions, as well as the obligations and forms of compliance agreed herein may not be modified, in whole or in part, by any acts performed by and before any other courts, except by consensus between the PARTIES.

99

And, because they are thus fair and contracted, the SIGNATORIES sign this AGREEMENT, in the presence of the two (2) witnesses below. The SIGNATORIES acknowledge that the signature pages of this AGREEMENT may be signed separately and independently by each of the SIGNATORIES and that all signature pages gathered together shall represent the complete signature of this AGREEMENT.

25 October 2024.

MEDIATORS

Signed by [signed] [code]	Docusigned [signed] [code]
Name: Ricardo Machado Rabelo Position: Federal Judge TRF6 Internal Affairs Officer	Name: Luiz Fernando Bandeira de Mello Position: Counselor of the National Council of Justice
Docusigned [signed] [code]
Name: Daniel Castelo Branco Ramos Position: Federal Judge of the TRF6

100

I - PARTIES / PUBLIC AUTHORITIES:

FEDERAL UNION

Signed by [signed] [code]
Name: Jorge Rodrigo Araújo Messias Position: Attorney General of the Union

STATE OF MINAS GERAIS

Signed by [signed] [code]	Signed by [signed] [code]
Name: Romeu Zema Neto Position: Governor of the State of Minas Gerais	Name: Sérgio Pessoa de Paula Castro Position: Attorney General of the State
Signed by [signed] [code]	Signed by [signed] [code]
Name: Marília Carvalho de Melo Position: Secretary of State for the Environment and Sustainable Development	Name: Luísa Cardoso Barreto Position: Secretary of State for Planning and Management

STATE FORESTRY INSTITUTE – IEF

Signed by [signed] [code]
Name: Maria Auxiliadora Nemésio Cotta Position: Chief of Staff - Designated to answer by the IEF General Directorate

101

MINAS GERAIS INSTITUTE OF WATER MANAGEMENT – IGAM

Signed by [signed] [code]
Name: Marcelo da Fonseca Position: General Director of the Minas Gerais Institute of Water Management

STATE FOUNDATION FOR THE ENVIRONMENT – FEAM

Signed by [signed] [code]
Name: Rodrigo Gonçalves Franco Position: President of the State Foundation for the Environment

STATE OF ESPÍRITO SANTO

Signed by [signed] [code]	Signed by [signed] [code]
Name: José Renato Position: Governor of the State of Espírito Santo	Name: Iuri Carlyle do Amaral Almeida Madruga Position: State Attorney General

STATE INSTITUTE OF ENVIRONMENT AND WATER RESOURCES – IEMA

Signed by [signed] [code]
Name: Mario Stella Cassa Louzada Position: IEMA CEO

102

INSTITUTE OF AGRICULTURAL AND FORESTRY DEFENSE OF ESPÍRITO SANTO – IDAF

Signed by [signed] [code]
Name: Leonardo Cunha Monteiro Position: Chief Executive Officer of IDAF

STATE WATER RESOURCES AGENCY – AGERH

Signed by [signed] [code]
Name: Fabio Ahnert Position: Chief Executive Officer of AGERH

FEDERAL PUBLIC PROSECUTOR’S OFFICE

Signed by [signed] [code]	Signed by [signed] [code]
Name: Paulo Gustavo Gonet Branco Position: Attorney General of the Republic	Name: Eduardo Henrique de Almeida Aguiar Position: Prosecutor of the Republic

103

PUBLIC PROSECUTOR’S OFFICE OF MINAS GERAIS

Signed by [signed] [code]	Signed by [signed] [code]
Name: Jarbas Soares Junior Position: Attorney General of Justice	Name: Carlos André Mariani Bittencourt Position: Prosecutor
Signed by [signed] [code]	Signed by [signed] [code]
Name: Antônio Sergio Rocha de Paula Position: Prosecutor	Name: Carlos Eduardo Ferreira Pinto Position: Prosecutor
Signed by [signed] [code]	Signed by [signed] [code]
Name: Luciana Kellen Santos Pereira Guedes Position: Prosecutor	Name: Hosana Regina Andrade de Freitas Position: Prosecutor Regional Coordination of the Doce River Basin
Signed by [signed] [code]	Signed by [signed] [code]
Name: Lucas Marques Trindade Position: Prosecutor	Name: Daniel Augusto de Camargo Lima Campos Position: Prosecutor

104

PUBLIC PROSECUTOR’S OFFICE OF ESPÍRITO SANTO

Signed by [signed] [code]	Signed by [signed] [code]
Name: Francisco Martinez Berdeal Position: Attorney General of Justice	Name: Luciana Gomes Ferreira de Andrade Position: Deputy Attorney General for Institutional Justice
Signed by [signed] [code]	Signed by [signed] [code]
Name: Bruno Araújo Guimarães Position: Prosecutor	Name: Helder Magevski de Amorim Position: Prosecutor
Signed by [signed] [code]	Signed by [signed] [code]
Name: Bruna Iegora de Paula Fernandes Position: Prosecutor	Name: César Nasser Fonseca Position: Prosecutor
Signed by [signed] [code]
Name: Elaine Costa de Lima Position: Prosecutor

105

FEDERAL PUBLIC DEFENDER’S OFFICE

Signed by [signed] [code]
Name: Marcos Antônio Paderes Barbosa Position: Acting Federal Public Defender General

PUBLIC DEFENDER’S OFFICE OF MINAS GERAIS

Signed by [signed] [code]	Signed by [signed] [code]
Name: Raquel Gomes de Sousa da Costa Dias Position: General Public Defender of Minas Gerais	Name: Antônio Lopes de Carvalho Filho Position: Coordinator of the DPMG Center for Vulnerable People in Crisis Situations
Signed by [signed] [code]
Name: Felipe Augusto Cardoso Soledade Position: Public Defender

106

PUBLIC DEFENDER’S OFFICE OF ESPÍRITO SANTO

Signed by [signed] [code]	Signed by [signed] [code]
Name: Vinícius Chaves de Araújo Position: General Public Defender of the Public Defender’s Office of the State of Espírito Santo	Name: Gilmar Alves Batista Position: General Inspector of the Public Defender’s Office of the State of Espírito Santo
Signed by [signed] [code]	Signed by [signed] [code]
Name: Rafael Mello Portella Campos Position: Coordinator of the Center for Action in Disasters and Large Enterprises of the Public Defender’s Office of the State of Espírito Santo	Name: Márcio Medeiros de Miranda Position: Member of the Center for Action in Disasters and Large Enterprises of the Public Defender’s Office of the State of Espírito Santo

II – UNDERTAKING / SAMARCO:

SAMARCO MINERAÇÃO S.A. – UNDER JUDICIAL REORGANIZATION

Signed by [signed] [code]	Docusigned [signed] [code]
Name: Rodrigo Alvarenga Vilela Position: Chief Executive Officer	Name: Najla Ribeiro Nazar Lamounier Position: Legal, Risk and Compliance Director

107

III –SHAREHOLDERS:

VALE S.A.

Signed by [signed] [code]	Signed by [signed] [code]
Name: Gustavo Duarte Pimenta Position: President	Name: Alexandre Silva D'Ambrósio Position: Executive Vice President of Corporate and Institutional Affairs

BHP BILLITON BRASIL LTDA.

Signed by [signed] [code]	Signed by [signed] [code]
Name: Emir Calluf Filho Position: Vice President Legal Americas	Name: Paulo Rodrigo Chung Position: Legal Director

IV – CONSENTING INTERVENER:

RENOVA FOUNDATION

Signed by [signed] [code]	Signed by [signed] [code]
Name: Camilo de Lelis Farace Position: President	Name: Fabiano Faria Maia Position: Legal Director

108

V – CONSENTING INTERVENER OF ANNEX 1 – MARIANA AND RESETTLEMENTS OF THIS AGREEMENT:

Municipality of Mariana/MG

Signed by [signed] [code]	Signed by [signed] [code]
Name: Celso Cota Neto Position: Mayor of the Municipality of Mariana/MG	Name: Leonardo Aureliano Monteiro de Andrade Position: Attorney General of the Municipality of Mariana/MG

VI – CONSENTING INTERVENING PARTY SECTION II OF CHAPTER 4 OF THE GENERAL CLAUSES OF THIS AGREEMENT

National Development Bank – BNDES

Signed by [signed] [code]	Signed by [signed] [code]
Name: Aloízio Mercadante Position: President	Name: Walter Baère de Araújo Filho Position: Legal Director

VII – WITNESSES:

Signed by [signed] [code]	Signed by [signed] [code]
Name: Luís Otávio Milagres de Assis Position: Assistant Secretary of State for Planning and Management and Coordinator of the Pro-Rio Doce Committee in the State of Minas Gerais	Name: Ricardo Iannotti da Rocha Position: Undersecretary of State for the House Civil and Coordinator of the Pro-Rio Doce Management Committee in Espírito Santo

109

Signed by [signed] [code]
Name: Junior Divino Fideles Position: Assistant to the Attorney General of the Union

110